J.P. MORGAN ACCEPTANCE CORPORATION I

Depositor

J.P. MORGAN MORTGAGE ACQUISITION CORP.

Seller

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Servicer

THE BANK OF NEW YORK

Securities Administrator

U.S. BANK NATIONAL ASSOCIATION

Trustee

and

PENTALPHA SURVEILLANCE LLC

Trust Oversight Manager

_________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of November 1, 2006

_________________________________________

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CH2

ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-CH2

Table of Contents

Page

ARTICLE I DEFINITIONS

SECTION 1.01.

Defined Terms.

8

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

58

SECTION 1.03.

Designation of Interests in REMIC.

58

SECTION 1.04.

Rights of the NIMS Insurer.

68

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

68

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

71

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the

Depositor; Payment of Prepayment Premiums in the Event of Breach.

73

SECTION 2.04.

Representations and Warranties of the Depositor.

77

SECTION 2.05.

Representations, Warranties and Covenants of the Servicer.

79

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

81

SECTION 2.07.

Issuance of the R-I Residual Interest.

82

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance by the Trustee.

83

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.

Servicer to Act as Servicer.

83

SECTION 3.02.

Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

85

SECTION 3.03.

Successor Sub-Servicers.

87

SECTION 3.04.

Liability of the Servicer.

87

SECTION 3.05.

No Contractual Relationship Between Sub-Servicers and NIMS Insurer, Trustee,

Securities Administrator or Certificateholders.

88

SECTION 3.06.

Assumption or Termination of Sub-Servicing Agreements by Trustee.

88

SECTION 3.07.

Collection of Certain Mortgage Loan Payments.

88

SECTION 3.08.

Sub-Servicing Accounts.

89

SECTION 3.09.

Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

90

SECTION 3.10.

Collection Account and Distribution Account.

90

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

93

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the

Distribution Account.

95

SECTION 3.13.

Superior Liens.

96

SECTION 3.14.

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

96

SECTION 3.15.

Enforcement of Due-On-Sale Clauses; Assumption Agreements.

98

SECTION 3.16.

Realization Upon Defaulted Mortgage Loans.

99

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

101

SECTION 3.18.

Servicing Compensation.

102

SECTION 3.19.

[RESERVED].

103

SECTION 3.20.

Statement as to Compliance.

103

SECTION 3.21.

Report on Assessment of Compliance and Attestation.

103

SECTION 3.22.

Access to Certain Documentation.

107

SECTION 3.23.

Title, Management and Disposition of REO Property.

108

SECTION 3.24.

Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

111

SECTION 3.25.

Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

111

SECTION 3.26.

Group 1 Net WAC Reserve Fund.

112

SECTION 3.27.

Group 2 Net WAC Reserve Fund.

112

SECTION 3.28.

Swap Agreement.

113

SECTION 3.29.

Advance Facility.

114

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

117

SECTION 4.02.

Statements to Certificateholders.

129

SECTION 4.03.

Remittance Reports; P&I Advances.

133

SECTION 4.04.

Allocation of Realized Losses.

134

SECTION 4.05.

Compliance with Withholding Requirements.

135

SECTION 4.06.

Tax Returns; Commission Reporting.

135

SECTION 4.07.

Supplemental Interest Trust.

138

SECTION 4.08.

Rights of Swap Provider.

140

SECTION 4.09.

Replacement of Swap Provider.

140

SECTION 4.10.

Distribution of Net Swap Payments.

140

SECTION 4.11.

The Class AF-1a Cap Agreement.

142

ARTICLE V THE CERTIFICATES

SECTION 5.01.

The Certificates.

144

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

146

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

152

SECTION 5.04.

Persons Deemed Owners.

153

SECTION 5.05.

Certain Available Information.

153

ARTICLE VI THE DEPOSITOR, THE SELLER AND THE SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller and the Servicer.

153

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller or the Servicer.

153

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Servicer and Others.

154

SECTION 6.04.

Limitation on Resignation of the Servicer.

155

SECTION 6.05.

Rights of the Depositor, the Seller, the Securities Administrator and the Trustee in Respect of the Servicer.

156

ARTICLE VII DEFAULT

SECTION 7.01.

Servicer Events of Default.

157

SECTION 7.02.

Trustee to Act; Appointment of Successor.

160

SECTION 7.03.

Notification to Certificateholders.

161

SECTION 7.04.

Waiver of Servicer Events of Default.

162

ARTICLE VIII CONCERNING THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE TRUST OVERSIGHT MANAGER

SECTION 8.01.

Duties of Trustee.

162

SECTION 8.02.

Certain Matters Affecting the Trustee.

164

SECTION 8.03.

Trustee not Liable for Certificates or Mortgage Loans.

166

SECTION 8.04.

Trustee May Own Certificates.

166

SECTION 8.05.

Fees and Expenses of Trustee.

166

SECTION 8.06.

Eligibility Requirements for Trustee.

167

SECTION 8.07.

Resignation and Removal of Trustee.

167

SECTION 8.08.

Successor Trustee.

168

SECTION 8.09.

Merger or Consolidation of Trustee.

168

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

168

SECTION 8.11.

Duties of Securities Administrator.

170

SECTION 8.12.

Certain Matters Affecting the Securities Administrator.

171

SECTION 8.13.

Securities Administrator not Liable for Certificates or Mortgage Loans.

173

SECTION 8.14.

Securities Administrator May Own Certificates.

174

SECTION 8.15.

Fees and Expenses of Securities Administrator.

174

SECTION 8.16.

Eligibility Requirements for Securities Administrator.

175

SECTION 8.17.

Resignation and Removal of Securities Administrator.

175

SECTION 8.18.

Successor Securities Administrator.

176

SECTION 8.19.

Merger or Consolidation of Securities Administrator.

176

SECTION 8.20.

Duties of the Trust Oversight Manager.

177

SECTION 8.21.

Limitation Upon Liability of the Trust Oversight Manager.

177

SECTION 8.22.

Removal of Trust Oversight Manager.

177

ARTICLE IX TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

178

SECTION 9.02.

Additional Termination Requirements.

180

ARTICLE X REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

181

SECTION 10.02.

Prohibited Transactions and Activities.

185

SECTION 10.03.

Servicer and Securities Administrator Indemnification.

185

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

185

SECTION 11.02.

Recordation of Agreement; Counterparts.

187

SECTION 11.03.

Limitation on Rights of Certificateholders.

188

SECTION 11.04.

Governing Law.

188

SECTION 11.05.

Notices.

188

SECTION 11.06.

Severability of Provisions.

189

SECTION 11.07.

Notice to Rating Agencies and the Swap Provider.

189

SECTION 11.08.

Article and Section References.

190

SECTION 11.09.

Third Party Rights.

190

SECTION 11.10.

Grant of Security Interest.

190

SECTION 11.11.

Protection of Assets.

191

SECTION 11.12.

Non-Solicitation

191

SECTION 11.13.

Compliance With Regulation AB.

192

SECTION 11.14.

Accounting Treatment.

192

Exhibits

Exhibit A-1

Form of Class A Certificate

Exhibit A-2

Form of Mezzanine Certificate

Exhibit A-3

Form of Class C Certificate

Exhibit A-4

Form of Class P Certificate

Exhibit A-5

Form of Class R Certificate

Exhibit B

[Reserved]

Exhibit C-1

Form of Trust Receipt and Certification

Exhibit C-2

[Reserved]

Exhibit D

Form of Mortgage Loan Purchase Agreement

Exhibit E-1

Form of Request for Release

Exhibit E-2

[Reserved]

Exhibit F-1

Forms of Transferor/Transferee Representation Letter

Exhibit F-2

Form of Transfer Affidavit and Agreement

Exhibit G

Form of ERISA Certification

Exhibit H

Form of Depositor Certification

Exhibit I

Form of Securities Administrator Certification

Exhibit J

Form of Servicer Certification

Exhibit K-1

Form of Assessment of Compliance

Exhibit K-2

Form of Custodian’s Assessment of Compliance

Exhibit L

Form of Realized Loss Report

Schedules

Schedule 1

Mortgage Loan Schedule

Schedule 2

Class AF-1a Cap Schedule

Schedule 3

Swap Agreement Schedule

Schedule 4

Mortgage Loan Representations and Warranties

This Pooling and Servicing Agreement, is dated as of November 1, 2006 (the “Agreement”), by and among J.P. MORGAN ACCEPTANCE CORPORATION I, a Delaware corporation, as Depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as Seller (the “Seller”) for purposes of Section 2.03 and 2.06, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer (the “Servicer”), THE BANK OF NEW YORK, as Securities Administrator (the “Securities Administrator”), PENTALPHA SURVEILLANCE LLC as Trust Oversight Manager (the “Trust Oversight Manager”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in multiple REMICs (as defined herein) created hereunder.  The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $2,023,752,164.

Set forth below are designations of Classes of Certificates to the categories used herein.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class AF Certificates	Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.
Class AV Certificates	Class AV-1, Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates.
Class MF Certificates	Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.
Class MV Certificates	Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates.
Class P Certificates	Class P-1 and Class P-2 Certificates.
ERISA-Restricted Certificates	Non-Offered Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption upon acquisition.
ERISA-Restricted Trust Certificates	Offered Certificates.
Fixed Rate Certificates	The Class AF-1a, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class MF Certificates.
Group 1 Certificates	Class AF Certificates and the Class MF Certificates.
Group 2 Certificates	Class AV Certificates and the Class MV Certificates
Group 2-A Certificates	Class AV-1 Certificates
Group 2-B Certificates	Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates
LIBOR Certificates	Class AF-1a, Class AV and Class MV Certificates.
Mezzanine Certificates	Class MF Certificates and Class MV Certificates.
Non-Offered Certificates	Class MV-10, Class C, Class P and Residual Certificates.
Offered Certificates	Class AV and Class AF Certificates and the Offered Subordinate Certificates.
Offered Subordinate Certificates	Mezzanine Certificates (other than the Class MV-10 Certificates).
Physical Certificates	Class C, Class P and Residual Certificates.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class R Certificates.
Residual Interests	Class R Certificates and the Uncertificated Interest.
Senior Certificates	Class AV and Class AF Certificates
Subordinate Certificates	Class MF and Class MV Certificates.
Uncertificated Interest	The R-I Interest.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Servicer, the Securities Administrator, the Trust Oversight Manager and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.

Defined Terms.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices”: With respect to any Mortgage Loan, those mortgage servicing practices employed by the Servicer in servicing similar mortgage loans for its own portfolio giving due consideration to customary and usual standards of practice of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Accountant’s Attestation”:  As defined in Section 3.21.

 “Additional Termination Events” As defined in the Swap Agreement.

“Adjustable Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustable Rate Prepayment Vector”: A CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.36363% (precisely 26%/11) per annum in each month thereafter until the 12th month.  Beginning in the 12th month and in each month thereafter until and including the 23rd month, such prepayment vector assumes a CPR of 28% per annum.  Beginning in the 24th month and in each month thereafter until and including the 27th month, such prepayment vector assumes a CPR of 60% per annum. Beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vector assumes a CPR of 35% per annum; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of the Adjustable Rate Prepayment Vector.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the day of the month on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administrative Fee”: As to any Distribution Date, the sum of the Servicing Fee, the Securities Administrator Fee, the Custodian Fee and the Trust Oversight Manager Fee, each for such Distribution Date.

“Administrative Fee Rate”: As to any Distribution Date, the sum of the Servicing Fee Rate, the Securities Administrator Fee Rate, the Custodian Fee Rate and the Trust Oversight Manager Fee Rate, each for such Distribution Date.

“Advance Facility”: As defined in Section 3.28(a) herein.

“Advance Facility Notice”: As defined in Section 3.28(b) herein.

“Advance Facility Trustee”: As defined in Section 3.28(b) herein.

“Advance Reimbursement Amounts”: As defined in Section 3.28(a) herein.

“Advancing Person”: As defined in Section 3.28(a) herein.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties owned by the Trust.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the amount by which (A) any Realized Losses allocated to such Class of Certificates on any Distribution Date pursuant to Section 4.04 exceeds the sum of (B) (i) any additions to the Class Principal Amount pursuant to Section 4.04(d) on such Distribution Date or any previous Distribution Date and (ii) the aggregate of the amounts paid in respect of reimbursement of Allocated Realized Loss Amounts pursuant to Section 4.01(a)(3) on previous Distribution Dates.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Assessment of Compliance”:  As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office and/or the assignee’s name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment and Assumption Agreement”: That certain assignment, assumption and recognition agreement dated as of the Closing Date, by and among the Seller, the Depositor and Chase Home Finance LLC, and related to the Mortgage Loan Purchase Agreement.

“Available Funds”: With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account in respect of the related Mortgage Loans as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of related Compensating Interest for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any related P&I Advances made by the Servicer for such Distribution Date pursuant to Section 4.03 reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the related Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the related Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) related Liquidation Proceeds, related Insurance Proceeds and proceeds from repurchases of and substitutions for related Mortgage Loans, if any, received in respect of such Mortgage Loans after the calendar month preceding the month of such Distribution Date, (iv) amounts reimbursable or payable to the Depositor, the Originator, the Servicer, the Securities Administrator, the Trustee, the Trust Oversight Manager, the Custodian or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) amounts deposited in the Collection Account or the Distribution Account in error, (vi) the amount of any Prepayment Premiums with respect to the related Mortgage Loans collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans or the Servicer Prepayment Premium Payment Amount and (vii) with respect to the Group 2 Certificates any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

“Balloon Loan”: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation (i.e. “principal cramdown”) or Debt Service Reduction (i.e. “interest cramdown”).

“Book-Entry Certificate”: As specified in the Preliminary Statement.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01(b) herein.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the Commonwealth of Pennsylvania, the States of California, Texas, Arizona, New Jersey and Minnesota or the city in which the Corporate Trust Office of the Trustee or Securities Administrator is located are authorized or obligated by law or executive order to be closed.

 “Cap Amount”:  For any Distribution Date and any Class A or Mezzanine Certificates, an amount equal to the product of (x) Class Principal Amount of such Class and (y) the Maximum Rate Cap.

“Cap Provider”: JPMorgan Chase Bank, National Association.

“Certificate”: Any one of the certificates issued under this Agreement in substantially the forms attached hereto as Exhibit A-1 through Exhibit A-5.

“Certificate Factor”: With respect to any Class of LIBOR Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Class Principal Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Class Principal Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Class Principal Amount of such Class of Certificates as of the Closing Date.

“Certificate Margin”: As to any Class of LIBOR Certificates, the respective amount set forth below:

Class	Certificate Margin
	(1)	(2)

Class AF-1a	0.090%	0.180%
Class AV-1	0.130%	0.260%
Class AV-2	0.050%	0.100%
Class AV-3	0.100%	0.200%
Class AV-4	0.140%	0.280%
Class AV-5	0.210%	0.420%
Class MV-1	0.210%	0.315%
Class MV-2	0.270%	0.405%
Class MV-3	0.310%	0.465%
Class MV-4	0.370%	0.555%
Class MV-5	0.380%	0.570%
Class MV-6	0.440%	0.660%
Class MV-7	0.750%	1.125%
Class MV-8	1.000%	1.500%
Class MV-9	1.850%	2.775%
Class MV-10	1.750%	2.625%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Rate”: As to any Class of Fixed Rate Certificates and any Distribution Date, the respective per annum rates set forth below:

Class	Certificate Rate
	(1)	(2)

AF-1b	5.859%	6.359%
AF-2	5.461%	5.961%
AF-3	5.462%	5.962%
AF-4	5.763%	6.263%
AF-5	5.888%	6.388%
AF-6	5.537%	6.037%
MF-1	5.734%	6.234%
MF-2	5.784%	6.284%
MF-3	5.833%	6.333%
MF-4	5.982%	6.482%
MF-5	6.032%	6.532%
MF-6	6.081%	6.581%
MF-7	6.428%	6.928%
MF-8	6.577%	7.077%
MF-9	6.750%	7.250%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 herein.

“Certificateholder” or “Holder”: The Person in whose name a Certificate or Uncertificated Interest is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Interest for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Securities Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Charged-off Mortgage Loan”: As defined in Section 3.01 herein.

“Class”: All of the Certificates bearing the same class designation as set forth in the Preliminary Statement.

“Class AF Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class AF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 73.40% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class AF-1a Cap Account”: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 4.13 in the name of the Securities Administrator for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CH2 Asset-Backed Pass-Through Certificates, Series 2006-CH2.”  Funds in the Class AF-1a Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.  The Class AF-1a Cap Account will not be an asset of any REMIC.

“Class AF-1a Cap Agreement”: The ISDA Master Agreement dated as of December 14, 2006, between the Cap Provider and the Securities Administrator, on behalf of the Trust, and the confirmation of the same date, between the Cap Provider and the Securities Administrator, on behalf of the Trust, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement.

“Class AF-6 Lockout Distribution Amount”:  For any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date.

“Class AF-6 Lockout Distribution Percentage”: For a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates	Lockout Percentage
December 2006 through and including November 2009	0%
December 2009 through and including November 2011	45%
December 2011 through and including November 2012	80%
December 2012 through and including November 2013	100%
December 2013 and thereafter	300%

“Class AF-6 Pro Rata Distribution Amount”: For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Amount of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class AF Certificates immediately prior to that Distribution Date and (y) either (i) on any Distribution Date prior to the Group 1 Stepdown Date or on which a Group 1 Trigger Event is in effect, the Group 1 Principal Distribution Amount for that Distribution Date or (ii) on any Distribution Date on or after the Group 1 Stepdown Date and on which a Group 1 Trigger Event is not in effect, the Class AF Principal Distribution Amount for such Distribution Date.

“Class AV Principal Distribution Amount”.  For any Distribution Date, is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class AV Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 64.90% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class C Distribution Amount”: With respect to any Distribution Date the sum of (i) the Group 1 Overcollateralization Release Amount for that Distribution Date, if any, (ii) the Group 2 Overcollateralization Release Amount for that Distribution Date, if any, and (iii) the product of (x) a notional amount, equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (after giving effect to Monthly Payments of principal due on such date), and (y) the Pass-Through Rate for the Class C Interest for such Distribution Date as set forth in footnote (3) to the Master REMIC under Section 1.03 herein, less (iii) distributions made pursuant to Section 4.01(a)(3)(i)-(iv) and Section 4.01(b)(3)(i)−(iv) on such Distribution Date.

“Class Exemption”: A class exemption granted by the U.S. Department of Labor, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

“Class MF-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date) and (2) the Class Principal Amount of the Class MF-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)  78.10% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MF-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)  82.50% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MF-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)  85.00% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-4 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MF-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 87.40% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-5 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MF-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)  89.50% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-6 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MF-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1)  91.10% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-7 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class MF-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 92.80% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-8 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MF-7 Certificates (after taking into account the payment of the Class MF-7 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class MF-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 93.80% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MF-9 Principal Distribution Amount” With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MF-7 Certificates (after taking into account the payment of the Class MF-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class MF-8 Certificates (after taking into account the payment of the Class MF-8 Principal Distribution Amount on such Distribution Date) and (10) the Class Principal Amount of the Class MF-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 95.80% and (2) the Pool 1 Principal Balance and (B) the Pool 1 Principal Balance minus the Group 1 Overcollateralization Floor.

“Class MV-1/MV-2/MV-3 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date) and (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 80.00% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-4 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MV-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 83.00% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-5 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MV-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 85.90% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-6 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MV-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 88.50% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-7 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MV-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 90.80% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-8 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MV-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 92.30% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-9 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class MV-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 93.70% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class MV-10 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MV-9 Certificates (after taking into account the payment of the Class MV-9 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class MV-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 95.70% and (2) the Pool 2 Principal Balance and (B) the Pool 2 Principal Balance minus the Group 2 Overcollateralization Floor.

“Class Principal Amount”: With respect to any Class of Certificates, other than the Residual or Class C Certificates as of any Distribution Date, the Class Principal Amount thereof on the Closing Date (the “Original Class Principal Amount”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such Class and (b) with respect to the Mezzanine Certificates, (i) any reductions in their respective Class Principal Amounts deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates pursuant to Section 4.04(b) plus (ii) any increase to a Class Principal Amount pursuant to Section 4.04(d).

“Closing Date”: December 14, 2006.

“Code”: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

“Collection Account”: The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association, as servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CH2.  The Collection Account must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest”: As defined in Section 3.24 herein.

“Controlling Person”: The Holders of the majority Percentage Interest of the Class C Certificates.

“Corporate Trust Office”: The corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which offices at the date of the execution of this instrument is located 209 South LaSalle Street, Suite 300, Chicago, IL 60604, Attention:  JPMAC 2006-CH2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Securities Administrator, the Depositor and the Servicer.  With respect to the Securities Administrator, 101 Barclay Street, Floor 4W, New York, New York 10286, Attention: Structured Finance Services – JPMAC 2006-CH2 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor and the Servicer.  For purposes of presenting Certificates for final payment at 2001 Bryan Street, 9th Floor, Dallas Texas 75201, Attention:  Structured Finance Services – JPMAC 2006-CH2.

“Corresponding Classes of Certificates”: With respect to each REMIC Regular Interest, any Class of Certificates appearing opposite such REMIC Regular Interest in Section 1.03 hereof.

“CPR”: A prepayment assumption that represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

“Credit Repositories”: Each of Equifax, Transunion, and Experian, or their respective successors in interest.

“Custodial Agreement”: Any custodial agreement between the Seller and the Custodian and any assignment thereof to the Trust, providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

“Custodial File”: A Mortgage File held by a Custodian on behalf of the Trustee.

“Custodian”: A custodian that is appointed pursuant to a Custodial Agreement.  The initial Custodian shall be JPMorgan Chase Bank, National Association.

“Custodian Fee”:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Custodian Fee Rate and the outstanding Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Custodian Fee Rate”:  0.002% per annum.

“Cut-off Date”: With respect to each Mortgage Loan (other than a Qualified Substitute Mortgage Loan), the close of business on November 1, 2006.  With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b) herein.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: With respect to Group 1 or Group 2 and the last day of a Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all the related Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the related Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for that Mortgage Loan (including all foreclosures, bankruptcies and REO Properties).  A Mortgage Loan is “30 days Delinquent” if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which such payment was due on the 31st day of that month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

“Depositor”: J.P. Morgan Acceptance Corporation I, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

“Depositor Certification”: As defined in Section 4.06(b) herein, a form of which is attached hereto as Exhibit H.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated F-1 by Fitch, A-1 by S&P and P-1 by Moody’s (or comparable ratings if Fitch, S&P and Moody’s are not the Rating Agencies).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest by such Person may cause any REMIC created hereunder, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.10(b) which shall be entitled “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CH2.  The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in December 2006.

“Downgrade Provisions”:  The provisions of the Swap Agreement which are triggered if the short-term or long-term credit ratings of the Swap Provider fall below certain levels specified in the Swap Agreement.

“Due Date”: With respect to each Distribution Date and each Mortgage Loan (a) that has a Monthly Payment due on the first day of the month, the first day of the month in which such Distribution Date occurs and (b) that has a Monthly Payment due on a day other than the first day of the month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the month immediately succeeding the month in which such Distribution Date occurs, in each case, exclusive of any days of grace in the related Due Period.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“EDGAR”: The Commission’s Electronic Data Gathering and Retrieval System.

“Eligible Account”: Either (1) an account or accounts maintained with a federal or state-chartered Depository Institution or trust company acceptable to the Rating Agencies and shall be: (a) commercial paper, short-term debt obligation, or other short-term deposits rated at least “A-1+” by S&P and “F-1+” by Fitch if the deposits are to be held in the account for less than 30 days; or (b) long term unsecured debt obligations rated at least “AA-” by S&P and “A+” by Fitch if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution’s rating, each account should promptly (and in any case within not more than 10 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted; or (2) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

“ERISA-Restricted Certificate”:  As defined in the Preliminary Statement.

“ERISA-Restricted Trust Certificate”:  As defined in the Preliminary Statement.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Events of Default”: Under the Swap Agreement (each a Swap Default), among others, the following standard events of default under the ISDA Master Agreement:

·

Failure to Pay or Deliver,

·

“Bankruptcy” (as defined in the Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(vii), 5(a)(viii) and 5(b)(iv) of the ISDA Master Agreement.

“Exception Report”: The list of exceptions attached to the certification.

“Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Adjusted Net Maximum Mortgage Rate”: For any Mortgage Loan, the average Maximum Mortgage Rate as of the first day of the related Due Period weighted on the basis of the related Stated Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) minus the Administrative Fee Rate.

 “Extraordinary Trust Fund Expense”: Any amounts payable (other than fees) or reimbursable to the Securities Administrator, the Trustee, the Custodian or any director, officer, employee or agent of the Securities Administrator, the Trustee or the Custodian, from the Trust Fund pursuant to Sections 2.02, 2.03, 7.01(c), 8.05 or 8.15 herein, or Section 25 of the Custodial Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC administration pursuant to Section 10.01(c).

“Fair Market Value”:  An amount equal to the fair market value of all of the property of the Trust Fund, as agreed upon between the Servicer and a majority of the holders of the Uncertificated Interests; provided, however, that if the Servicer and a majority of the holders of the Uncertificated Interests do not agree upon the fair market value of all of such property of the Trust Fund, the Servicer, or an agent appointed by the Servicer, shall solicit bids for all of such property of the Trust Fund, until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

“Fannie Mae”: Fannie Mae, formerly known as Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Federal Funds Rate”: The interest rate at which Depository Institutions lend balances at the Federal Reserve to other depository institutions overnight.

“Final Distribution Date”: The Distribution Date in October 2036.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer, as the case may be, pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, as applicable), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

“First Lien”: With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

“Fitch”: Fitch Ratings, or its successor in interest thereto.

“Fixed Pass-Through Rate”: For any Distribution Date and any Class of Fixed Rate Certificates, the lesser of (i) the related Certificate Rate and (ii) the Net WAC Rate.

“Fixed Rate Certificates”: As specified in the Preliminary Statement.

“Fixed Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

“Fixed Rate Prepayment Vector”: A CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.000% per annum in each month thereafter until the 10th month.  Beginning in the 11th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vector assumes a CPR of 20% per annum.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the fixed swap payment for such Distribution Date as set forth on Schedule 3 attached hereto.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Swap Agreement for such Distribution Date), (ii) the related swap balance (as set forth on Schedule 3 attached hereto) and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from and including the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Formula Rate”: As to any Class of LIBOR Certificates and any Distribution Date, the sum of One-Month LIBOR and the applicable Certificate Margin.

“Freddie Mac”: Freddie Mac, formerly known as Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group”: Any of the Group 1, Group 2, Group 2-A, Group 2-B Certificates or Mortgage Loans, as the context requires.

“Group 1 Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and any related REO Properties owned by the Trust.

“Group 1 Available Funds”:  With respect to any Distribution Date, an amount equal to the portion of Available Funds derived from the Group 1 Mortgage Loans.

“Group 1 Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 1 Principal Remittance Amount for such Distribution Date over (ii) the Group 1 Overcollateralization Release Amount, if any, for such Distribution Date.

“Group 1 Certificates”: As specified in the Preliminary Statement.

“Group 1 Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Group 1 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group 1 Overcollateralization Target Amount for such Distribution Date.

“Group 1 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 1 Mortgage Loans.

“Group 1 Mortgage Loans”: Those certain Mortgage Loans identified as belonging to Group 1 on the Mortgage Loan Schedule.

“Group 1 Net Monthly Excess Cashflow”:  With respect to any Distribution Date, an amount equal to the sum of (i) any Group 1 Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the Group 1 Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Group 1 Certificates, pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class AF Certificates and (C) the Group 1 Principal Remittance Amount.

“Group 1 Net WAC Rate”: As to any Interest Accrual Period, a per annum rate (with respect to the Class AF-1a Certificates, subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans (without taking into account any reduction thereto by reason of any related Relief Act Shortfalls) for the related Due Period net of the Administrative Fee, and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the applicable Due Period.

“Group 1 Net WAC Reserve Fund”: The Eligible Account established pursuant to Section 3.26.

“Group 1 Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess, if any, of (a) the Group 1 Overcollateralization Target Amount applicable to such Distribution Date over (b) the Group 1 Overcollateralized Amount applicable to such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Group 1 Overcollateralization Floor”: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

“Group 1 Overcollateralization Increase Amount”: With respect to any Distribution Date, the lesser of (a) the Group 1 Overcollateralization Deficiency Amount as of such Distribution Date and (b) Group 1 Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(a)(3).

“Group 1 Overcollateralization Release Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group 1 Excess Overcollateralized Amount and (b) the Group 1 Principal Remittance Amount for such Distribution Date.

“Group 1 Overcollateralization Target Amount”: With respect to any Distribution Date (1) prior to the Group 1 Stepdown Date, 2.10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, (2) on or after the Group 1 Stepdown Date provided a Group 1 Trigger Event is not in effect, the greater of (x) 4.20% of the Pool 1 Principal Balance and (y) the Group 1 Overcollateralization Floor, and (3) on or after the Group 1 Stepdown Date if a Group 1 Trigger Event is in effect, the Group 1 Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Group 1 Overcollateralized Amount”: As of any Distribution Date, the excess, if any, of (a) the Group 1 Aggregate Collateral Balance as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Class Principal Amounts of the Group 1 and Class P-1 Certificates as of such Distribution Date (assuming 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Group 1 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Group 1 Overcollateralization Increase Amount for such Distribution Date.

“Group 1 Principal Remittance Amount”: With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

“Group 1 Required Net WAC Reserve Fund Deposit”: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Group 1 Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Group 1 Net WAC Reserve Fund on the Closing Date.

 “Group 1 Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Class MF Certificates (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) and (ii) the Group 1 Overcollateralized Amount (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) by (y) the Pool 1 Principal Balance.

“Group 1 Stepdown Date”: The earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Class AF Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in December 2009, and (y) the first Distribution Date on which the Group 1 Senior Enhancement Percentage is greater than or equal to 26.60% (for the purpose of this definition only, the Group 1 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 1 Principal Distribution Amount on the Class MF Certificates).

“Group 1 Trigger Event”: A Trigger Event has occurred with respect to any Distribution Date on or after the Group 1 Stepdown Date if (i) the related Delinquency Percentage exceeds 50.00% of the Group 1 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative related Realized Losses (after reduction for all related Subsequent Recoveries received through the end of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Closing Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage*
December 2008 – November 2009	0.55%
December 2009 – November 2010	1.30%
December 2010 – November 2011	2.20%
December 2011 – November 2012	2.95%
December 2012 – November 2013	3.50%
December 2013 and thereafter	3.65%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“Group 2 Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Group 2 Mortgage Loans and any related REO Properties owned by the Trust.

“Group 2 Certificates”: As specified in the Preliminary Statement.

“Group 2 Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Group 2 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 2-A Principal Remittance Amount and Group 2-B Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group 2 Overcollateralization Target Amount for such Distribution Date.

“Group 2 Interest Remittance Amount”: With respect to any Distribution Date, the sum of the the Group 2-A Interest Remittance Amount and the Group 2-B Interest Remittance Amount.

 “Group 2 Mortgage Loans”: The Group 2-A and Group 2-B Mortgage Loans.

“Group 2 Net Monthly Excess Cashflow”:  With respect to any Distribution Date, an amount equal to the sum of (i) any Group 2 Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the Group 2 Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Group 2 Certificates, pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class AV Certificates, (C) the Group 2-A Principal Remittance Amount and (D) the Group 2-B Principal Remittance Amount.

“Group 2 Net WAC Rate”: As to any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans (without taking into account any reduction thereto by reason of any related Relief Act Shortfalls) for the related Due Period net of the sum of (1) the Administrative Fee, (2) any Net Swap Payment owed to the Swap Provider and (3) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust and (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the applicable Due Period.

“Group 2 Net WAC Reserve Fund”: The Eligible Account established pursuant to Section 3.27.

“Group 2 Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess, if any, of (a) the Group 2 Overcollateralization Target Amount applicable to such Distribution Date over (b) the Group 2 Overcollateralized Amount applicable to such Distribution Date (assuming that 100% of the Group 2-A Principal Remittance Amount and Group 2-B Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Group 2 Overcollateralization Floor”: With respect to any Distribution Date, 0.50% of the Pool 2 Principal Balance.

“Group 2 Overcollateralization Increase Amount”: With respect to any Distribution Date, the lesser of (a) the Group 2 Overcollateralization Deficiency Amount as of such Distribution Date and (b) Group 2 Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(b)(3).

“Group 2 Overcollateralization Release Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group 1 Excess Overcollateralized Amount and (b) the sum of the Group 2-A Principal Remittance Amount and the Group 2-B Principal Remittance Amount for such Distribution Date.

“Group 2 Overcollateralization Target Amount”: With respect to any Distribution Date (1) prior to the Group 2 Stepdown Date, 2.15% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, (2) on or after the Group 2 Stepdown Date provided a Group 2 Trigger Event is not in effect, the greater of (x) 4.30% of the Pool 2 Principal Balance and (y) the Group 2 Overcollateralization Floor, and (3) on or after the Group 2 Stepdown Date if a Group 2 Trigger Event is in effect, the Group 2 Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Group 2 Overcollateralized Amount”: As of any Distribution Date, the excess, if any, of (a) the Group 2 Aggregate Collateral Balance as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Class Principal Amounts of the Group 2 and Class P-2 Certificates as of such Distribution Date (assuming 100% of the Group 2-A Principal Remittance Amount and Group 2-B Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Group 2 Required Net WAC Reserve Fund Deposit”: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Group 2 Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Group 2 Net WAC Reserve Fund on the Closing Date.

 “Group 2 Stepdown Date”: The earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Class AV Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in December 2009, and (y) the first Distribution Date on which the Group 2 Senior Enhancement Percentage is greater than or equal to 35.10% (for the purpose of this definition only, the Group 2 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 2-A Principal Distribution Amount and Group 2-B Principal Distribution Amounts on the Class MV Certificates).

“Group 2 Trigger Event”: A Trigger Event has occurred with respect to any Distribution Date on or after the Group 2 Stepdown Date if (i) the related Delinquency Percentage exceeds 42.00% of the Group 2 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative related Realized Losses (after reduction for all related Subsequent Recoveries received through the end of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Closing Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage*
December 2008 – November 2009	1.00%
December 2009 – November 2010	2.35%
December 2010 – November 2011	3.75%
December 2011 – November 2012	4.80%
December 2012 – November 2013	5.40%
December 2013 and thereafter	5.45%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“Group 2-A Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 2-A Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Group 2 Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 2-A Percentage.

“Group 2-A Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2-A Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 2-A Mortgage Loans.

“Group 2-A Mortgage Loans”: Those certain Mortgage Loans identified as belonging to Group 2-A on the Mortgage Loan Schedule.

 “Group 2-A Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2-A Principal Remittance Amount for such Distribution Date and the denominator of which is the sum of (i) the Group 2-A Principal Remittance Amount for such Distribution Date and (ii) the Group 2-B Principal Remittance Amount for such Distribution Date.

“Group 2-A Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group 2-A Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Group 2 Overcollateralization Increase Amount for such Distribution Date multiplied by (b) the Group 2-A Percentage.

“Group 2-A Principal Remittance Amount”:  With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2-A Mortgage Loans.

“Group 2-A Senior Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 2-A Percentage.

“Group 2-B Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 2-B Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Group 2 Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 2-B Percentage.

“Group 2-B Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2-B Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 2-B Mortgage Loans.

“Group 2-B Mortgage Loans”: Those certain Mortgage Loans identified as belonging to Group 2-B on the Mortgage Loan Schedule.

 “Group 2-B Percentage”: With respect to any Distribution Date, one minus the Group 2-A Percentage.

“Group 2-B Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group 2-B Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Group 2 Overcollateralization Increase Amount for such Distribution Date multiplied by (b) the Group 2-B Percentage.

“Group 2-B Principal Remittance Amount”:  With respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2-B Mortgage Loans.

“Group 2-B Senior Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 2-B Percentage.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or less of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Securities Administrator has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing Mortgage Loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: For any Distribution Date and the LIBOR Certificates, will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.  For any Distribution Date and the Fixed Rate Certificates, will be the calendar month immediately preceding the Distribution Date (based on a 30-day month and a 360-day year).

“Interest Determination Date”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, the sum of the Group 1 Interest Remittance Amount, the Group 2-A Interest Remittance Amount and the Group 2-B Interest Remittance Amount.

“ISDA”:  International Swaps and Derivatives Association, Inc.

“ISDA Master Agreement”:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but Delinquent for such Due Period and not previously recovered.

“Latest Possible Maturity Date”: The Distribution Date occurring five years after the Final Distribution Date.

“LIBOR Certificates”: As specified in the Preliminary Statement.

“LIBOR Pass-Through Rate”: For any Distribution Date and any Class of LIBOR Certificates, the least of (i) the related Formula Rate, (ii) the Net WAC Rate and (iii) the Maximum Rate Cap for such Distribution Date.

“Liquidated Mortgage Loan”: A Mortgage Loan as to which a Final Recovery Determination has been made.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01; or (iv) such Mortgage Loan becomes a Charged-off Mortgage Loan.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 9.01.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds, Recoveries or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (but only to the extent not required to be released to a Mortgagor pursuant to the related Mortgage Loan Documents or to the holder of a first lien pursuant to the mortgage loan documents relating to the first lien), (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

“Loan-to-Value Ratio” or “LTV”: With respect to any first lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.  With respect to any second lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the related Mortgage Loan at the date of origination plus (b) the principal balance of the related First Lien at the date of origination of such mortgage loan and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the City of London are open and conducting transactions in United States dollars.

“Master REMIC”: As defined in Section 1.03 of this Agreement.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.  With respect to each Fixed Rate Mortgage Loan, the related Mortgage Rate.

“Maximum Rate Cap”: With respect to each Interest Accrual Period, and (i) with respect to the LIBOR Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates and (y) with respect to the Group 2 Certificates, the Net Swap Payment, if any, made by the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Group 2 Mortgage Loans over (B) with respect to the Group 2 Certificates, the Net Swap Payment, if any, made to the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Group 2 Mortgage Loans.

“Mezzanine Certificates”: As defined in the Preliminary Statement.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the greater of (a) the Gross Margin set forth in the related Mortgage Note and (b) the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates, other than the Class P-1, Class P-2, Class R and Class C Certificates, an amount equal to the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Amount of such Class of Certificates immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfall Amounts allocated to such Class of Certificates and any Relief Act Interest Shortfalls allocated to such Class of Certificates, in each such case, as such shortfalls are allocated pursuant to Section 1.02 herein.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07(a); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each Mortgage Loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(c) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule, including each REO Property unless the context otherwise requires.

“Mortgage Loan Purchase Agreement”: The flow mortgage loan sale agreement dated as of September 27, 2006, between Chase Home Finance LLC and J.P. Morgan Mortgage Acquisition Corp., regarding the sale of the Mortgage Loans to the Seller.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1.  The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgagor’s name and the Originator’s Mortgage Loan identifying number;

(ii)

the street address of the Mortgaged Property including the state and zip code;

(iii)

a code indicating whether the Mortgaged Property is owner-occupied;

(iv)

the type of Residential Dwelling constituting the Mortgaged Property;

(v)

the original months to maturity;

(vi)

the Loan-to-Value Ratio, at origination;

(vii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)

the stated maturity date of such Mortgage Loan and of the related First Lien, if applicable;

(x)

the amount of the Monthly Payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

(xi)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii)

the original principal amount of the Mortgage Loan and the original principal balance of the related First Lien, if applicable, as of the date of origination;

(xiii)

the Stated Principal Balance of the Mortgage Loan and the Stated Principal Balance of the related First Lien, if applicable, as of the close of business on the Cut-off Date;

(xiv)

with respect to each Adjustable Rate Mortgage Loan, the Applicable Index and Gross Margin;

(xv)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi)

with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

(xvii)

with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

(xviii)

the Mortgage Rate at origination;

(xix)

with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

(xx)

a code indicating the documentation program;

(xxi)

with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date and the Adjustment Date frequency;

(xxii)

the Value of the Mortgaged Property;

(xxiii)

the sale price of the Mortgaged Property, if applicable;

(xxiv)

the Originator’s risk grade and the FICO or other credit score of the Mortgagor;

(xxv)

the actual interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxvi)

the number of years any Prepayment Premium is in effect;

(xxvii)

the loan type (i.e., fixed, adjustable; 2/28, 3/27, 15/15, etc.);

(xxviii)

 the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xxix)

a code indicating whether such Mortgage Loan is a Group 1 Mortgage Loan, Group 2-A Mortgage Loan or a Group 2-B Mortgage Loan;

(xxx)

a code indicating whether the Mortgage Loan is a second lien Mortgage Loan; and

(xxxi)

a code indicating whether the Mortgage Loan is subject to a Prepayment Premium, if any.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note with all applicable riders or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property or a leasehold interest improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any liquidation of a Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds, net of P&I Advances, Servicing Advances, Servicing Fees and any other fees, received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administrative Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the amount by which the sum of any Prepayment Interest Shortfalls for such date exceeds the sum of (x) all Prepayment Interest Excess for such date over (y) Compensating Interest payments made with respect to such date.

“Net Swap Payment”: In the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment.  In the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment.  In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: The Group 1 Net WAC Rate or the Group 2 Net WAC Rate, as applicable.

“Net WAC Rate Carryover Amount”: For any Distribution Date on which the Pass-Through Rate for any Class of Group 1 or Group 2 Certificates is equal to the related Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class accrued for such Distribution Date at the related Formula Rate (up to the related Maximum Cap Rate) or Certificate Rate, as applicable, over (y) the amount of interest such Class accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate or Certificate Rate applicable for such Class for such Interest Accrual Period.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“NIMS Insurer”:  Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer using Accepted Servicing Practices, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer using Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”: Any Person other than a United States Person.

“Offered Certificates”: As defined in the Preliminary Statement.

“Offered Subordinate Certificates”: As specified in the Preliminary Statement.

“Officers’ Certificate”: With respect to the Depositor and the Seller, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or an authorized agent, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or Seller, as applicable.  With respect to the Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

“One-Month LIBOR”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date.  In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.  Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Depositor shall select an alternative comparable index (over which the Depositor has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Operative Documents”: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Assignment and Assumption Agreement and any other documents related hereto or thereto.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer and which shall be acceptable to the Securities Administrator and the Trustee (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date that the Servicer shall be permitted to purchase the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

“Originator”: Chase Home Finance LLC or its successor in interest.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were Delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.  The Servicer will not be required to make any Nonrecoverable P&I Advances as described in Section 4.03.

“Pass-Through Rate”: The LIBOR Pass-Through Rate or the Fixed Pass-Through Rate, as applicable.

“Percentage Interest”: As to any Certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Class Principal Amount represented by such Certificate by the aggregate initial Class Principal Amount of all of the Certificates of such Class.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates:

(a)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars that are rated at least “F1+” by Fitch and “A1+” by S&P (if rated by Fitch and/or S&P), and issued by any Depository Institution;

(c)

repurchase obligations with respect to any security described in clause (a) above entered into with a Depository Institution (acting as principal);

(d)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating at the time of such investment or contractual commitment providing for such investment;

(e)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(f)

units of money market funds, including money market funds sponsored, managed or advised by the Trustee, the Securities Administrator or an Affiliate of either of them and from which the Trustee, the Securities Administrator or the Affiliate of either of them may receive compensation, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s (if rated by Moody’s) and “AAAm” by S&P (if rated by S&P); and

(g)

if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates; provided, however, that any Permitted Investment pursuant to this clause (g) which solely contains a short-term rating shall be a Permitted Investment rated in the highest category for such short-term rating;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Interest other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan (as defined in Section 3(3) of ERISA) or other plan as defined in Section 4975(e)(1) of the Code that is subject to Title I of ERISA or Section 4975 of the Code, or any entity deemed to hold the plan assets of the foregoing.

“Pool 1 Principal Balance”: As of any Distribution Date, the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period.

“Pool 2 Principal Balance”: As of any Distribution Date, the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period.

“PPC”: Either of the Fixed Rate Prepayment Vector or the Adjustable Rate Prepayment Vector.

“Prepayment Assumption”: With respect to the Adjustable Rate Mortgage Loans, the Fixed Rate Prepayment Vector.  With respect to the Fixed Rate Mortgage Loans, the Adjustable Rate Prepayment Vector.  The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

“Prepayment Interest Excess”: With respect to any Distribution Date, the interest received in connection with any Principal Prepayment in full received on a Mortgage Loan by the Servicer between the 1st and 15th calendar day of the month for the related Distribution Date.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period (other than prepayments received in the month of such Distribution Date) subject to a Principal Prepayment in full or in part, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month of such Distribution Date.  The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”: With respect to any Distribution Date, and any Principal Prepayment in full received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day of the month preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs.  With respect to any Distribution Date and any Principal Prepayment in part received on a Mortgage Loan, is the calendar month preceding such Distribution Date.

“Prepayment Premium”: With respect to any Mortgage Loan and the related Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment and held from time to time as a part of the Trust Fund.  The Servicer shall calculate, in good faith using Accepted Servicing Practices, the amount of any Prepayment Premium solely pursuant to the terms of the related Mortgage Note.

“Prime Rate”: The rate of interest equal to the prime rate as reported in The Wall Street Journal.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected by the Servicer in connection with such payment of principal) representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date and any Group, as applicable, that portion of the Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the related Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all Principal Prepayments of the related Mortgage Loans, if any, applied by the Servicer during the related Due Period, (iii) the principal portion of all related Net Liquidation Proceeds, Recoveries and Insurance Proceeds received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price representing principal of any purchased or repurchased related Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal on the related Mortgage Loans.

“PTCE”: A Prohibited Transaction Class Exemption.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 3.16(c), and as calculated and confirmed in an Officers’ Certificate from the Servicer to the Securities Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) except in the case of a purchase by the Servicer, any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property and any P&I Advances previously reimbursed to the Servicer pursuant to Section 3.11(a)(vi), (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee, the Custodian, the Trust Oversight Manager or the Securities Administrator in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, any costs and damages actually incurred and paid by the Trust, the Depositor, the Seller, the Servicer, the Securities Administrator or the Trustee in connection with any violation by such Mortgage Loan of (x) the representation and warranties set forth in Section 2.06(b) of this Agreement or (y) the representations and warranties made in paragraphs (f), (qq), (xx), (hhh), (lll), (mmm) or (ppp) of Schedule 4 attached hereto.

“Qualified Appraiser”: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the qualifications of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA.

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of and not more than 5% less than the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, adjust in accordance with the Index and have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, and have the same intervals between Adjustment Dates as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading certified by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced, (xii) be of the same or better credit quality as the Mortgage Loan being replaced, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be secured by the same property type as the Deleted Mortgage Loan and (xv) conform to each representation and warranty in the applicable Mortgage Loan Purchase Agreement.  In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Mortgage Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”: S&P, Moody’s and Fitch or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Servicer.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Final Recovery Determination, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(ii) and (iii).

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all P&I Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan that (i) is not a Liquidated Mortgage Loan and (ii) has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction.  Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”: With respect to any Distribution Date and any Definitive Certificates and Fixed Rate Certificates, other than the Class C Certificates, and the first Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.  With respect to any Distribution Date and the LIBOR Certificates (other than any Definitive Certificates), the Business Day prior to such Distribution Date.

“Recovery”: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

“Reference Banks”: Deutsche Bank, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not able to serve as a Reference Bank, then any leading banks selected by the Depositor which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, and (iii) which have been designated as such by the Depositor.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: As specified in the Preliminary Statement.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under each of the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement (including any security interest created thereby) and (v) the Collection Account (other than any amounts representing any Servicer Prepayment Premium Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Premium Payment Amount) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Premiums payable in connection with Principal Prepayments made on or before the Cut-off Date, the Group 1 Net WAC Reserve Fund, the Group 2 Net WAC Reserve Fund, the Class AF-1a Cap Agreement, the Supplemental Interest Trust, the Supplemental Interest Account and the Swap Agreement.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Swap Rate”:  For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the product of: (i) 5.02% and (ii) 2.

“Remittance Report”: A report in form mutually agreed to between the Securities Administrator and the Servicer on a magnetic disk or tape or in electronic format prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Securities Administrator and the Servicer.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: Each of the accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”: A release signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, in the form of Exhibit E-1 attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a condominium project or (iv) an attached or detached one-family dwelling in a planned unit development, none of which is a cooperative or mobile home.

“Residual Certificates”: As specified in the Preliminary Statement.

“Residual Interest”: As specified in the Preliminary Statement.

“Responsible Officer”: When used with respect to the Securities Administrator, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case having direct responsibility for the administration of this Agreement.  When used with respect to the Trustee, any vice president, any assistant vice president, any trust officer or any assistant trust officer charged with direct responsibility for the administration of this Agreement.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Securities Administrator Certification”: As defined in Section 4.06(c) herein.

“Securities Administrator Fee”:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Securities Administrator Fee Rate and the outstanding Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period, provided, however, such amount shall not be less than $500.00 per month.

“Securities Administrator Fee Rate”:  0.004% per annum, and as adjusted to reflect the minimum monthly payment of $500.

“Seller”: J.P. Morgan Mortgage Acquisition Corp. or its successor in interest, in its capacity as seller.

“Servicer”: JPMorgan Chase Bank, National Association, or any successor servicer appointed as herein provided, in its capacity as servicer hereunder.

“Servicer Certification”: As defined in Section 4.06(d) herein, a form of which is attached hereto as Exhibit J.

“Servicer Event of Default”: One or more of the events described in Section 7.01(a).

“Servicer Prepayment Premium Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Premiums pursuant to Section 2.03(b)(ii).

“Servicer Remittance Date”: With respect to any Distribution Date, 4:00 p.m. New York time on the Business Day preceding such Distribution Date.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: The reasonable “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations (including the reasonable fees of counsel) in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the inspection, preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the reasonable fees in connection with the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23, and (v) locating documents missing from the Mortgage File or Servicing File.  Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.  The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, subject to reduction as provided in Section 3.24.  A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.50% per annum on the Stated Principal Balance of each Mortgage Loan.

“Servicing File”: With respect to each Mortgage Loan, the Servicing File for such Mortgage Loan shall consist of, but not be limited to, copies of each item required to be in the Mortgage File and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan (for the avoidance of doubt, the original of each such document shall be maintained in the Mortgage File for such Mortgage Loan unless otherwise permitted to be released in accordance with this Agreement) including the following documents listed below.

(i)

Residential loan application.

(ii)

Mortgage Loan closing statement.

(iii)

Verification of employment and income, if applicable.

(iv)

Verification of acceptable evidence of source and amount of downpayment.

(v)

Credit report on Mortgagor.

(vi)

Residential appraisal report.

(vii)

Photograph of the Mortgaged Property.

(viii)

Survey of the Mortgaged Property.

(ix)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(x)

All required disclosure statements.

(xi)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(xii)

Sales Contract, if applicable.

“Servicing Officer”: Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Single Certificate”: With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Class Principal Amount of $1,000.  With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

“Startup Day”: With respect to each REMIC formed hereby, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan and as to any date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus all amounts previously distributed pursuant to Section 4.01 representing payments or recoveries of principal, or advances in lieu thereof; provided, however, that the State Principal Balance for any Mortgage Loan that has become a Liquidated Mortgage Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan, and at all times thereafter.

“Subcontractor”:  Any vendor, subcontractor or other Person that, in the reasonable determination of the Servicer, is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans as reasonably determined by and under the direction or authority of the Servicer or a Sub-servicer.

“Subordinate Certificates”: As defined in the Preliminary Statement.

“Sub-Servicer”: Any Person in the reasonable determination of the Servicer, that services Mortgage Loans on behalf of the Servicer pursuant to a Sub-Servicing Agreement and is responsible for the performance of a material servicing function required to be performed by the related Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.  Any subservicer shall meet the qualifications set forth in Section 3.02.

“Sub-Servicing Account”: An Eligible Account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Shortfall Amount”: As defined in Section 2.03(c) herein.

“Supplemental Interest Account”: As defined in Section 4.07 hereof.

“Supplemental Interest Trust”:  The trust created pursuant to Section 4.07 herein and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Account and the right to receive amounts as provided in Section 4.01.

“Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of December 14, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Securities Administrator on behalf of the Supplemental Interest Trust, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

“Swap Business Days”:  Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the City of New York are authorized or obligated by law or executive order to be closed.

“Swap Default”: An Event of Default under the Interest Rate Swap Agreement.

“Swap Early Termination”: The occurrence of an Early Termination Date under the Swap Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement determined by taking into account the day count convention used to determine the amount of the payment required by the Swap Provider and expressing such rate as so determined on a 30/360 basis.

“Swap Payment Date”: Two Swap Business Days prior to the Distribution Date.

“Swap Provider”: JPMorgan Chase Bank, National Association.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Tax Returns”: Each federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as multiple REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Moneyline Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Event”: Under the Swap Agreement, the following standard events under the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

·

“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

“Termination Price”: As defined in Section 9.01 herein.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trust”: J.P. Morgan Mortgage Acquisition Trust 2006-CH2, the trust created under this Agreement.

“Trust Fund”: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date, (ii) the Collection Account, the Distribution Account and the Net WAC Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Securities Administrator in the Distribution Account pursuant to Section 2.01), (iii) the Depositor’s rights under each Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement, (iv) the Trust’s rights under the Swap Agreement, (v) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (vi) all present and future claims, demands, causes and choses in action in respect of the foregoing, (vii) all other property of the Trust from time to time, and (viii) all additions to, distributions on and proceeds of the foregoing of every kind and nature whatsoever, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

“Trustee”: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as Trustee for the benefit of the Certificateholders under this Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Trust Oversight Management Agreement”:  The trust oversight management agreement dated December 14, 2006 among the Servicer, the Depositor and the Trust Oversight Manager.

“Trust Oversight Manager”:  Pentalpha Surveillance LLC, A Delaware limited liability company, and its successors and assigns.

“Trust Oversight Manager Certification”:  As defined in Section 8.20.

“Trust Oversight Manager Fee”:  With respect to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Trust Oversight Manager Fee Rate and (c) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period, provided, however, such amount shall not be less than $1,250.00 per month.

“Trust Oversight Manager Fee Rate”:  0.015% per annum.

“Uncertificated Interest”: As defined in the Preliminary Statement.

“Underwriter”: J.P. Morgan Securities Inc.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 2002-19, or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code.

“Unpaid Interest Shortfall Amount”: For (i) the first Distribution Date and with respect to the Group 1 and Group 2 Certificates, zero, and (ii) for such Class of Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such Class of Certificates for the related Interest Accrual Period.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgage Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan made more than twelve months after the related Mortgage Property was purchased by the related Mortgagor, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  With respect to any date of determination, 97% of all voting rights will be allocated among all Holders of the Offered Certificates and Class MV-10 Certificates in proportion to their then outstanding Class Principal Amounts, 1% of all voting rights will be allocated among the Holders of the Class C Certificates; 1% of all voting rights will be allocated among the Holders of the Class P Certificates, and 1% of all voting rights will be allocated among Holders of the Residual Certificates.  Voting Rights allocated to a Class shall be allocated among the Certificates of such Class in proportion to the outstanding Percentage Interests evidenced by their respective Certificates.

“Whole Loan Sale Date”:  September 26, 2006.

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class AV, Class AF and Mezzanine Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Class C Certificates in reduction of the Class C Distribution Amount and thereafter, among the Class AF and Class MF Certificates, with respect to the Group 1 Mortgage Loans and the Class AV and Class MV Certificates, with respect to the Group 2 Mortgage Loans on a pro rata basis based on such Monthly Interest Distributable Amount prior to giving effect to any such reduction.

SECTION 1.03.

Designation of Interests in REMIC.

The Securities Administrator shall elect that each of REMIC I, REMIC II, and REMIC III be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Group 1 Net WAC Reserve Fund, the Group 2 Net WAC Reserve Fund, the Class AF-1a Reserve Fund and the Supplemental Interest Account), any REO Property, and any proceeds of the foregoing.  The Supplemental Interest Trust and any assets thereof shall not be an asset of any REMIC formed hereby.  The REMIC I Regular Interests shall constitute the assets of REMIC II.   The REMIC II Regular Interests shall constitute the assets of REMIC III (the “Master REMIC”).  The Class R Certificate represents ownership of the sole class of residual interest in each of the REMIC II and the Master REMIC.

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T1-Pool-1	(6)	(7)
T1-A	(5)	(1)
T1-F1	$ 17,288,000.00	(2)
T1-V1	$ 17,288,000.00	(3)
T1-F2	$ 19,808,000.00	(2)
T1-V2	$ 19,808,000.00	(3)
T1-F3	$ 22,225,000.00	(2)
T1-V3	$ 22,225,000.00	(3)
T1-F4	$ 24,526,500.00	(2)
T1-V4	$ 24,526,500.00	(3)
T1-F5	$ 18,490,500.00	(2)
T1-V5	$ 18,490,500.00	(3)
T1-F6	$ 28,322,500.00	(2)
T1-V6	$ 28,322,500.00	(3)
T1-F7	$ 27,563,000.00	(2)
T1-V7	$ 27,563,000.00	(3)
T1-F8	$ 26,391,500.00	(2)
T1-V8	$ 26,391,500.00	(3)
T1-F9	$ 25,271,000.00	(2)
T1-V9	$ 25,271,000.00	(3)
T1-F10	$ 24,198,000.00	(2)
T1-V10	$ 24,198,000.00	(3)
T1-F11	$ 23,170,500.00	(2)
T1-V11	$ 23,170,500.00	(3)
T1-F12	$ 22,188,000.00	(2)
T1-V12	$ 22,188,000.00	(3)
T1-F13	$ 21,248,000.00	(2)
T1-V13	$ 21,248,000.00	(3)
T1-F14	$ 22,016,500.00	(2)
T1-V14	$ 22,016,500.00	(3)
T1-F15	$ 20,115,000.00	(2)
T1-V15	$ 20,115,000.00	(3)
T1-F16	$ 18,770,000.00	(2)
T1-V16	$ 18,770,000.00	(3)
T1-F17	$ 24,328,000.00	(2)
T1-V17	$ 24,328,000.00	(3)
T1-F18	$ 162,525,000.00	(2)
T1-V18	$ 162,525,000.00	(3)
T1-F19	$ 51,618,000.00	(2)
T1-V19	$ 51,618,000.00	(3)
T1-F20	$ 17,056,000.00	(2)
T1-V20	$ 17,056,000.00	(3)
T1-F21	$ 14,944,000.00	(2)
T1-V21	$ 14,944,000.00	(3)
T1-F22	$ 8,562,500.00	(2)
T1-V22	$ 8,562,500.00	(3)
T1-F23	$ 6,526,500.00	(2)
T1-V23	$ 6,526,500.00	(3)
T1-F24	$ 6,208,500.00	(2)
T1-V24	$ 6,208,500.00	(3)
T1-F25	$ 5,909,000.00	(2)
T1-V25	$ 5,909,000.00	(3)
T1-F26	$ 5,642,500.00	(2)
T1-V26	$ 5,642,500.00	(3)
T1-F27	$ 5,589,000.00	(2)
T1-V27	$ 5,589,000.00	(3)
T1-F28	$ 5,283,500.00	(2)
T1-V28	$ 5,283,500.00	(3)
T1-F29	$ 4,833,500.00	(2)
T1-V29	$ 4,833,500.00	(3)
T1-F30	$ 28,766,500.00	(2)
T1-V30	$ 28,766,500.00	(3)
T1-F31	$ 6,855,500.00	(2)
T1-V31	$ 6,855,500.00	(3)
T1-F32	$ 1,814,500.00	(2)
T1-V32	$ 1,814,500.00	(3)
T1-F33	$ 1,151,000.00	(2)
T1-V33	$ 1,151,000.00	(3)
T1-F34	$ 296,500.00	(2)
T1-V34	$ 296,500.00	(3)
T1-F35	$ 308,000.00	(2)
T1-V35	$ 308,000.00	(3)
T1-F36	$ 1,698,000.00	(2)
T1-V36	$ 1,698,000.00	(3)
T1-F37	$ 87,500.00	(2)
T1-V37	$ 87,500.00	(3)
T1-F38	$ 1,556,000.00	(2)
T1-V38	$ 1,556,000.00	(3)
T1-F39	$ 749,000.00	(2)
T1-V39	$ 749,000.00	(3)
T1-F40	$ 841,000.00	(2)
T1-V40	$ 841,000.00	(3)
T1-F41	$ 1,539,000.00	(2)
T1-V41	$ 1,539,000.00	(3)
T1-F42	$ 1,621,000.00	(2)
T1-V42	$ 1,621,000.00	(3)
T1-F43	$ 1,619,000.00	(2)
T1-V43	$ 1,619,000.00	(3)
T1-F44	$ 1,563,500.00	(2)
T1-V44	$ 1,563,500.00	(3)
T1-F45	$ 1,510,500.00	(2)
T1-V45	$ 1,510,500.00	(3)
T1-F46	$ 1,460,000.00	(2)
T1-V46	$ 1,460,000.00	(3)
T1-F47	$ 1,410,000.00	(2)
T1-V47	$ 1,410,000.00	(3)
T1-F48	$ 1,363,000.00	(2)
T1-V48	$ 1,363,000.00	(3)
T1-F49	$ 1,317,500.00	(2)
T1-V49	$ 1,317,500.00	(3)
T1-F50	$ 1,273,000.00	(2)
T1-V50	$ 1,273,000.00	(3)
T1-F51	$ 1,231,000.00	(2)
T1-V51	$ 1,231,000.00	(3)
T1-F52	$ 1,190,000.00	(2)
T1-V52	$ 1,190,000.00	(3)
T1-F53	$ 32,158,000.00	(2)
T1-V53	$ 32,158,000.00	(3)
R-I	(4)	(4)

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for the Class T1-A Interest shall be the Group 2 Net WAC Rate, determined without regard to the Swap Agreement (the “Group 2 REMIC Net WAC Rate”).

(2)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Group 2 REMIC Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the Group 2 REMIC Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class R-I interest shall not have a principal amount and shall not bear interest.  The Class R-I interest is hereby designated as the sole class of residual interest in REMIC I.

(5)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other interest in REMIC I (other than the T1-Pool-1 Interest).

(6)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for the Class T1-Pool-1 Interest shall be the Group 1 Net WAC Rate.

(7)

This interest shall have an initial principal balance equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of  REMIC I all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Securities Administrator shall distribute the Group 1 Interest Remittance Amount (net of expenses described in the preceding paragraph) to the Class T1-Pool-1 Interest based on the above-described interest rate.  On each Distribution Date, the Securities Administrator shall distribute the Group 2 Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to each of the REMIC I Regular Interests (other than the Class T1-Pool-1 Interest) based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the sum of the Group 2-A Principal Remittance Amount and the Group 2-B Principal Remittance Amount to the Class T1-Pool-1 Interest until its principal balance is reduced to zero.  All losses on the Group 1 Mortgage Loans shall be allocated to the Class T1-Pool-1 Interest.

On each Distribution Date, the Securities Administrator shall distribute the Group 2 Principal Remittance Amount with respect to the REMIC I Regular Interests (other than the Class T1-Pool-1 Interest), first to the Class T1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other REMIC I Regular Interests (other than the Class T1-Pool-1 Interest) in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Group 2 Mortgage Loans shall be allocated among the REMIC I Regular Interests (other than the Class T1-Pool-1 Interest) in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Premiums in respect of the Group 1 Mortgage Loans to the Class T1-Pool-1 Interest.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Premiums in respect of the Group 2 Mortgage Loans to the Class T1-F53 Interest.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC II Class Designation	REMIC II Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
T2-AF1a	(1)	½ Corresponding Class balance	AF-1a
T2-AF1b	(1)	½ Corresponding Class balance	AF-1b
T2-AF2	(1)	½ Corresponding Class balance	AF-2
T2-AF3	(1)	½ Corresponding Class balance	AF-3
T2-AF4	(1)	½ Corresponding Class balance	AF-4
T2-AF5	(1)	½ Corresponding Class balance	AF-5
T2-AF6	(1)	½ Corresponding Class balance	AF-6
T2-MF1	(1)	½ Corresponding Class balance	MF-1
T2-MF2	(1)	½ Corresponding Class balance	MF-2
T2-MF3	(1)	½ Corresponding Class balance	MF-3
T2-MF4	(1)	½ Corresponding Class balance	MF-4
T2-MF5	(1)	½ Corresponding Class balance	MF-5
T2-MF6	(1)	½ Corresponding Class balance	MF-6
T2-MF7	(1)	½ Corresponding Class balance	MF-7
T2-MF8	(1)	½ Corresponding Class balance	MF-8
T2-MF9	(1)	½ Corresponding Class balance	MF-9
T2-Accrual-1	(1)	(2)	N/A
T2-AV1	(3)	½ Corresponding Class balance	AV-1
T2-AV2	(3)	½ Corresponding Class balance	AV-2
T2-AV3	(3)	½ Corresponding Class balance	AV-3
T2-AV4	(3)	½ Corresponding Class balance	AV-4
T2-AV5	(3)	½ Corresponding Class balance	AV-5
T2-MV1	(3)	½ Corresponding Class balance	MV-1
T2-MV2	(3)	½ Corresponding Class balance	MV-2
T2-MV3	(3)	½ Corresponding Class balance	MV-3
T2-MV4	(3)	½ Corresponding Class balance	MV-4
T2-MV5	(3)	½ Corresponding Class balance	MV-5
T2-MV6	(3)	½ Corresponding Class balance	MV-6
T2-MV7	(3)	½ Corresponding Class balance	MV-7
T2-MV8	(3)	½ Corresponding Class balance	MV-8
T2-MV9	(3)	½ Corresponding Class balance	MV-9
T2-MV10	(3)	½ Corresponding Class balance	MV-10
T2-Accrual-2	(3)	(6)	N/A
T2-IO	(4)	(4)	N/A
R-II	(5)	(5)	R

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the Group 1 Net WAC Rate.

(2)

This interest shall have an initial principal balance equal to the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II with a Corresponding Class of Certificates that is a Group 1 Certificate.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the REMIC I Regular Interests (other than the T1-Pool-1 Interest) for such Distribution Date, provided, however, that for any Distribution Date on which the T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I Regular Interest having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such REMIC I Regular Interest to a cap equal to the product of (i) two, and (ii) Swap LIBOR for such Distribution Date (the “Group 2 REMIC II Net WAC Rate”).

(4)

The Class T2-IO is an interest only class that does not have a principal balance.  For the applicable Distribution Date listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on each REMIC I Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such REMIC I Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC I Class Designation
1	Class T1-F1 through T1-F53
2	Class T1-F2 through T1-F53
3	Class T1-F3 through T1-F53
4	Class T1-F4 through T1-F53
5	Class T1-F5 through T1-F53
6	Class T1-F6 through T1-F53
7	Class T1-F7 through T1-F53
8	Class T1-F8 through T1-F53
9	Class T1-F9 through T1-F53
10	Class T1-F10 through T1-F53
11	Class T1-F11 through T1-F53
12	Class T1-F12 through T1-F53
13	Class T1-F13 through T1-F53
14	Class T1-F14 through T1-F53
15	Class T1-F15 through T1-F53
16	Class T1-F16 through T1-F53
17	Class T1-F17 through T1-F53
18	Class T1-F18 through T1-F53
19	Class T1-F19 through T1-F53
20	Class T1-F20 through T1-F53
21	Class T1-F21 through T1-F53
22	Class T1-F22 through T1-F53
23	Class T1-F23 through T1-F53
24	Class T1-F24 through T1-F53
25	Class T1-F25 through T1-F53
26	Class T1-F26 through T1-F53
27	Class T1-F27 through T1-F53
28	Class T1-F28 through T1-F53
29	Class T1-F29 through T1-F53
30	Class T1-F30 through T1-F53
31	Class T1-F31 through T1-F53
32	Class T1-F34 through T1-F53
33	Class T1-F38 through T1-F53
34	Class T1-F40 through T1-F53
35	Class T1-F35 through T1-F53
36	Class T1-F32 through T1-F53
37	Class T1-F33 through T1-F53
38	Class T1-F36 through T1-F53
39	Class T1-F37 through T1-F53
40	Class T1-F39 through T1-F53
41	Class T1-F41 through T1-F53
42	Class T1-F42 through T1-F53
43	Class T1-F43 through T1-F53
44	Class T1-F44 through T1-F53
45	Class T1-F45 through T1-F53
46	Class T1-F46 through T1-F53
47	Class T1-F47 through T1-F53
48	Class T1-F48 through T1-F53
49	Class T1-F49 through T1-F53
50	Class T1-F50 through T1-F53
51	Class T1-F51 through T1-F53
52	Class T1-F52 through T1-F53
53	Class T1-F53

(5)

The Class R-II interest is the sole class of residual interest in REMIC II.  It does not have an interest rate or a principal balance.

(6)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Group 2 Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II with a Corresponding Class of Certificates that is a Group 2 Certificate.

On each Distribution Date, interest in respect of the Group 1 Mortgage Loans shall be distributed on the REMIC II Regular Interests with a Corresponding Class of Certificates that is a Group 1 Certificate and the Class T2-Accrual-1 Interest based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual-1 Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Group 1 Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual-1 Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date principal shall be distributed, and Realized Losses in respect of the Group 1 Mortgage Loans shall be allocated among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-AF1a, Class T2-AF1b, Class T2-AF2, Class T2-AF3, Class T2-AF4, Class T2-AF5, Class T2-AF6, Class T2-MF1, Class T2-MF2, Class T2-MF3, Class T2-MF4, Class T2-MF5, Class T2-MF6, Class T2-MF7, Class T2-MF8 and Class T2-MF9 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual-1 Interest, any remaining amounts.

On each Distribution Date, interest in respect of the Group 2 Mortgage Loans shall be distributed on the REMIC II Regular Interests with a Corresponding Class of Certificates that is a Group 2 Certificate, the Class T2-IO Interest and the Class T2-Accrual-2 Interest based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual-2 Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Group 2 Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual-2 Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date principal shall be distributed, and Realized Losses in respect of the Group 2 Mortgage Loans shall be allocated, among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-AV1, Class T2-AV2, Class T2-AV3, Class T2-AV4, Class T2-AV5, Class T2-MV1, Class T2-MV2, Class T2-MV3, Class T2-MV4, Class T2-MV5, Class T2-MV6, Class T2-MV7, Class T2-MV8, Class T2-MV9 and Class T2-MV10 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual-2 Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class T1-Pool-1 REMIC I Regular Interest on such Distribution Date to the Class T2-Accrual-1 Interest.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class T1-F53 REMIC I Regular Interest on such Distribution Date to the Class T2-Accrual-2 Interest.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a “regular interest” in the REMIC III:

Class	Original Class Principal Amount	Pass-Through Rate
Class AF-1a	$66,300,000	(1)
Class AF-1b	$66,300,000	(1)
Class AF-2	$30,700,000	(1)
Class AF-3	$56,800,000	(1)
Class AF-4	$44,900,000	(1)
Class AF-5	$43,279,000	(1)
Class AF-6	$34,200,000	(1)
Class MF-1	$9,283,000	(1)
Class MF-2	$8,690,000	(1)
Class MF-3	$4,938,000	(1)
Class MF-4	$4,740,000	(1)
Class MF-5	$4,148,000	(1)
Class MF-6	$3,160,000	(1)
Class MF-7	$3,358,000	(1)
Class MF-8	$1,975,000	(1)
Class MF-9	$3,950,000	(1)
Class AV-1	$900,296,000	(2)
Class AV-2	$250,100,000	(2)
Class AV-3	$54,300,000	(2)
Class AV-4	$72,000,000	(2)
Class AV-5	$66,197,000	(2)
Class MV-1	$51,306,000	(2)
Class MV-2	$44,791,000	(2)
Class MV-3	$26,873,000	(2)
Class MV-4	$24,431,000	(2)
Class MV-5	$23,617,000	(2)
Class MV-6	$21,174,000	(2)
Class MV-7	$18,730,000	(2)
Class MV-8	$12,216,000	(2)
Class MV-9	$11,401,000	(2)
Class MV-10	$16,287,000	(2)
Class C	(3)	(3)
Class P-1	$50	(4)
Class P-2	$50	(5)
Class R (6)	N/A	N/A

(1)

The lesser of the related Pass-Through Rate and the Group 1 Net WAC Rate.  For purposes of the REMIC Provisions, on any Distribution Date on which the Pass-Through Rate for any Group 1 Certificate exceeds the Group 1 Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Group 1 Net WAC Reserve Fund or the Supplemental Interest Trust, as applicable, all pursuant to and as further provided in Section 10.01(k) hereof.  Any entitlement to Group 1 Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder.

(2)

The lesser of the related Formula Rate and the Group 2 Net WAC Rate.  For purposes of the REMIC Provisions, the reference to “Group 2 Net WAC Rate” in the preceding sentence shall be deemed to be a reference to the Group 2 REMIC II Net WAC Rate; therefore, on any Distribution Date on which the Pass-Through Rate for any Group 2 Certificate exceeds the Group 2 REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Group 2 Net WAC Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Pass-Through Rate on a Class of Group 2 Certificates is based on the Group 2 Net WAC Rate, the amount of interest that would have accrued on such Class of Certificates if the Group 2 REMIC II Net WAC Rate were substituted for the Group 2 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(k) hereof.  Any entitlement to Group 2 Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder

(3)

The Class C Certificates shall represent ownership of two regular interests (the “Class C Interest”), which shall comprise two notional components, the first of which has a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The interest rate of the Class C Interest shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class C Interest that is in excess of the amount of interest that accrues on the Group 1 and Group 2 Certificates.  For any Distribution Date, the Pass-Through Rate in respect of the Class C Interest shall be equal to the weighted average of (based on the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the aggregate Stated Principal Balance of the Group 2 Mortgage Loans):  (x) the excess of: (i) the Group 1 Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only regular interest) with a Corresponding Class of Certificates that is Group 1 Certificate and the Class T2-Accrual-1 Interest, where the Class T2-Accrual-1 Interest is subject to a cap equal to zero and each such remaining REMIC II Regular Interest is subject to a cap equal to the Pass-Through Rate on its Corresponding Class of Certificates and (y) the excess of: (i) the Group 2 REMIC II Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only regular interest) with a Corresponding Class of Certificates that is a Group 2 Certificate and the Class T2-Accrual-2 Interest, where the Class T2-Accrual-2 Interest is subject to a cap equal to zero and each remaining REMIC II Regular Interest is subject to a cap equal to the Pass-Through Rate on its Corresponding Class of Certificates; provided that for this purpose, the “Group 2 REMIC II Net WAC Rate” shall be substituted for the “Group 2 Net WAC Rate” in the definition of the Pass-Through Rate for each such Corresponding Class of Certificates.  The second notional component represents the right to receive all distributions in respect of the Class T2-IO Interest in REMIC II (the “T-I Interest”). The Class C Interest shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (less $100.00) over the aggregate Class Principal Amounts of the Group 1 and Group 2 Certificates as of the Closing Date.  Such principal balance shall not bear interest.  Also, the Class C Certificates shall represent beneficial ownership of (i) the Group 1 Net WAC Reserve Fund, Group 2 Net WAC Reserve Fund, the Class AF-1a Cap Agreement and the Class AF-1a Reserve Fund (ii) the Supplemental Interest Trust, and (iii) an interest in the interest rate cap contracts described in Section 10.01(k) hereof.

(4)

The Class P-1 Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Premiums in respect of the Group 1 Mortgage Loans.

(5)

The Class P-2 Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Premiums in respect of the Group 2 Mortgage Loans.

(6)

REMIC III shall also issue the R-III interest, which shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.  The Class R Certificates shall represent the beneficial ownership of the R-II and R-III interests.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention, the party identifying any ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or correct such drafting error in accordance with Section 11.01 to accomplish such intention.

SECTION 1.04.

Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an indenture and (ii) any series of such notes issued pursuant to one or more indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, that the NIMS Insurer shall not have any rights hereunder so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

The Seller shall notify the Servicer, the Securities Administrator and the Trustee in writing of the appointment of a NIMS Insurer immediately following such appointment.  The Servicer, the Securities Administrator and the Trustee shall not be under any obligation to provide notice or to deliver any document hereunder to the NIMS Insurer unless it has received notice of the appointment of a NIMS Insurer hereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby establish the Trust and transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement and all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received by the Seller, the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date).  The Depositor herewith delivers to the Trustee and the Securities Administrator an executed copy of the Assignment and Assumption Agreement.  In addition, on or prior to the Closing Date, the Securities Administrator shall execute the Swap Agreement and the Class AF-1a Cap Agreement and the Depositor hereby directs the Securities Administrator to do so.  With respect to any Mortgage Loan that does not have a first payment date during the Due Period related to the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Servicer Remittance Date relating to the first Distribution Date, an amount equal to one month’s interest at the related Net Mortgage Rate on the Cut-off Date Stated Principal Balance of such Mortgage Loan.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee, for the benefit of the Certificateholders, as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof, substitutions therefor and accessions thereto, and (ii) this Agreement shall constitute a security agreement under applicable law.

The Servicer shall not be responsible or liable for any loss that occurs because an Assignment of Mortgage that is not required to be recorded pursuant to the terms of this Agreement was not recorded or not provided to the Servicer in a timely manner, including, but not limited to, any failure of the Servicer to receive notices related to such Assignment of Mortgage.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian a copy of the related Mortgage Loan Schedule in an electronic, machine readable medium, and the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each, a “Mortgage File”):

(i)

the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

(ii)

the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

an original Assignment of the Mortgage in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)

with respect to any first lien Mortgage Loan, the original lender’s title insurance policy, if available, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company, if available.

Notwithstanding the foregoing, the Trustee, if applicable, acknowledges receipt of items listed under clause (v) above only to the extent that it has received a written schedule of the items to be delivered to the Custodian pursuant to such clause (v).

The Depositor hereby represents that, on the Closing Date (i) no more than 1% of the Mortgage Loans by Stated Principal Balance as of the Cut-off Date may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Depositor shall cause the Originator to deliver to the Custodian, on behalf of the Trustee, a copy of the original Mortgage Note for each Mortgage Loan with respect to which a lost note affidavit is delivered.

The Depositor shall cause the Originator, at its expense, to promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement among the Depositor, the Servicer and the Trustee, following the later of the Closing Date and the date of receipt by the Servicer or the Trustee, as the case may be, of the recording information for a Mortgage) submit or cause to be submitted to the Custodian, as applicable, for recording, at no expense to the Trust Fund, the Servicer, the Trustee or the Custodian, as applicable, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above in this Section 2.01(a) and shall execute each original Assignment in the following form: “U.S. Bank National Association, as Trustee under the applicable agreement, without recourse.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall or shall cause the Originator to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, in lieu of recording such Assignments, the Depositor may provide to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such recording is not required to evidence the Trust’s interest in the related Mortgage Loan.

If any of the documents referred to in clauses (ii), (iii), (iv) or (v) above in this Section 2.01(a) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian of a copy of each such document certified by the Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator or delivery to the Custodian promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  If the original lender’s title insurance policy was not delivered pursuant to clause (vi) above in this Section 2.01(a), the Depositor shall deliver or cause to be delivered to the Custodian promptly after receipt thereof, the original lender’s title insurance policy, if available.  The Depositor shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by or on behalf of the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor shall deliver or cause the Originator or the Custodian to deliver to the Servicer copies of all trailing documents required to be included in the Servicing File at the same time the originals or certified copies thereof are delivered to the Custodian which documents shall include, but are not limited to, the mortgagee policy of title insurance and any Mortgage Loan documents upon return from the recording office.  The Servicer shall not be responsible for any custodial fees other than costs incurred in obtaining such documents, and the Servicer shall be entitled to reimbursement from the Seller for any reasonable costs incurred in obtaining such documents.

(b)

It is agreed and understood by the Depositor, the Seller, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a high-cost home loan as defined by the HOEPA or any other applicable predatory or abusive lending laws.

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the Exception Report, and pursuant to the Custodial Agreement, in a certification to the Trustee, the Custodian has acknowledged receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(a)(v) above), the Securities Administrator acknowledges receipt of amounts, if any, on deposit in each of the Group 1 Net WAC Reserve Fund, the Group 2 Net WAC Reserve Fund and the Distribution Account and the Trustee acknowledges receipt of all other assets included under clauses (i) (other than clause (v) of the definition of Mortgage File, to which the Trustee acknowledges receipt of items listed under such clause (v) only to the extent that it has received a written schedule of the items to be delivered to the Custodian pursuant to such clause (v)), (iii), (iv) and (v) (other than the Collection Account) of the definition of “REMIC I” (to the extent of amounts deposited into the Distribution Account) and declares that the Trustee or the Custodian, as applicable, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File on behalf of the Trust, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders. The Securities Administrator also acknowledges receipt of the amounts on deposit in the Distribution Account and the Group 1 Net WAC Reserve Fund and Group 2 Net WAC Reserve Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees on or before the Closing Date, for the benefit of the Certificateholders, to cause the Custodian to review, each Mortgage File and to cause the Custodian to deliver a certification to the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee in substantially the form attached hereto as Exhibit C-1.  It is herein acknowledged that, in conducting such review, neither the Trustee nor the Custodian was under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(a)(vi), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(a)(v).

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certification referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Depositor, the Seller, the Securities Administrator, the Trustee and the Servicer.  In addition, upon the discovery by the Depositor, the Servicer, the Custodian or the Trustee of a breach of any of the representations and warranties made by the Originator or the Seller in the Mortgage Loan Purchase Agreement or this Agreement, respectively, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Enforcement of each Mortgage Loan Purchase Agreement or this Agreement against the Originator or the Seller, respectively, shall be effected by the Securities Administrator on behalf of the Trustee.  The Securities Administrator on behalf of the Trustee shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the Person against which such enforcement is directed; provided, however, if the sources of reimbursement described in clauses (i) and (ii) are insufficient, the Securities Administrator on behalf of the Trustee may seek reimbursement for any remaining unreimbursed costs of such enforcement from the Trust Fund as an Extraordinary Trust Fund Expense.

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the Depositor; Payment of Prepayment Premiums in the Event of Breach.

(a)

(i) Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee or the Securities Administrator of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or the Assignment and Assumption Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, such party or the Trustee shall promptly notify the Seller, the Servicer and the Securities Administrator (if such discovering party is not the Securities Administrator) of such defect, missing document or breach and such party or the Securities Administrator on behalf of the Trustee shall cause the Originator to deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach; provided that such missing document was not previously delivered by the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  Notwithstanding the foregoing, if applicable, any breach by the Originator of a representation made in accordance with the Freddie Mac guidelines in effect on the applicable Whole Loan Sale Date shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan.  If the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Securities Administrator on behalf of the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price, to the extent that the Originator is obligated to do so under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  Notwithstanding the foregoing, the Depositor or its designee, on behalf of the Trust, shall assist the Securities Administrator or Trustee, as applicable, in enforcing the obligations of the Originator with respect to a breach of the representations and warranties made by the Originator under the Assignment and Assumption Agreement.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator on behalf of the Trustee, upon receipt of such deposit, shall (i) release or cause the Custodian to release to the Originator or the Seller, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Originator or the Seller, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto, and the Securities Administrator and the Trustee shall have no further responsibility with regard to such Mortgage File and (ii) reimburse pursuant to Section 3.11(b)(viii) herein itself, the Trust, the Depositor, the Seller, the Servicer or the Trustee for any costs and damages incurred and paid by such party in connection with any violation by a Mortgage Loan of the representations and warranties made in paragraphs (f), (qq), (xx), (hhh), (lll), (mmm) or (ppp) of Schedule 4 attached hereto to the extent such amount to be reimbursed is included in the Purchase Price.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Securities Administrator and the Trustee on behalf of the Certificateholders.

(ii)

Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any breach by the Seller of any representation, warranty or covenant made by the Seller in Section 2.06(a)(ii), (b) or (c) in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller as to which the Seller has no knowledge, without regard to the Seller’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), such party or the Trustee shall promptly notify the Seller and the Servicer of such breach and cause the Seller to cure such breach within 90 days from the date the Seller was notified of such breach.   Notwithstanding the foregoing, if applicable, any breach by the Seller of a representation made pursuant to Fannie Mae guidelines in effect on the applicable Whole Loan Sale Date shall be deemed to materially and adversely affect the interest of the Certificateholders in such Mortgage Loan.  If the Seller fails to cure such breach in all material respects during such period, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator, upon receipt of such deposit, shall (i) release or cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Seller that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Seller shall furnish to it and as shall be necessary to vest in the Seller, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File and (ii) reimburse pursuant to Section 3.11(b)(viii) herein itself, the Trust, the Depositor, the Servicer or the Trustee for any costs and damages incurred and paid by such party in connection with any violation by a Mortgage Loan of the representation and warranties set forth in Section 2.06(b) of this Agreement to the extent such amount to be reimbursed is included in the Purchase Price.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in this Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trustee on behalf of the Certificateholders.  To the extent that a representation, warranty or covenant relating to a Mortgage Loan has been breached by both the Originator under the Mortgage Loan Purchase Agreement and/or Assignment and Assumption Agreement and the Seller under this Agreement, the Trustee or the Securities Administrator, as applicable, shall first enforce the repurchase and/or substitution obligation of the Originator under the related agreement and then the Seller under this Agreement.

(b)

(i)

As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(ii)

If the covenant made by the Servicer in Section 2.05(a)(vii) is breached and remains uncured, the Servicer shall pay into the Collection Account the amount of the waived Prepayment Premium.  If the Servicer shall fail to make any payment required pursuant to this Section 2.03(b)(ii), either the Trustee or the Seller may enforce such obligation.

(c)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date that is two years after the Closing Date for the Trust Fund.

As to any Deleted Mortgage Loan for which the Originator or the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as the case may be, delivering to the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution.  The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Trustee, the Depositor, the Seller, the Securities Administrator and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon.  Within 90 days of the date of substitution, the Custodian shall deliver to the Trustee, the Securities Administrator, the Depositor, the Seller and the Servicer a certification substantially in the form of Exhibit C-1 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator or the Seller, as the case may be.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Securities Administrator and the Trustee in an electronic format.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and part of the related Group and shall be subject in all respects to the terms of this Agreement, including, in the case of a substitution effected by the Originator or the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, as applicable, and in the case of a substitution effected by the Seller, all applicable representations and warranties thereof set forth in Section 2.04.

For any month in which the Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount, if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such amount at the applicable Net Mortgage Rate (the “Substitution Shortfall Amount”).  On the date of such substitution, which shall be on or prior to the next succeeding Determination Date, the Originator or the Seller, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Originator or the Seller, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as the case may be, shall deliver to it and as shall be reasonably necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of the REMICs, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)

Upon discovery by the Depositor, the Servicer, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Originator or the Seller, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  The Securities Administrator on behalf of the Trustee shall cause such repurchase or substitution to be made by (i) the Originator, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the applicable Mortgage Loan Purchase Agreement or the Assignment and Assumption Agreement, as applicable or (ii) the Seller, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Seller set forth in Section 2.06(a)(ii), or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator).  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a).  The Trustee shall reconvey to the Originator or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.

Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Trustee, the Swap Provider and the Securities Administrator that as of the Closing Date:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Seller and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and had good title to each Mortgage Loan, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)

this Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)

the Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix)

other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)

none of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

(xi)

the Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee; and

(xii)

the Trust is a common law trust duly organized and validly existing under the laws of the state of New York.

SECTION 2.05.

Representations, Warranties and Covenants of the Servicer.

(a)

The Servicer hereby represents, warrants and covenants to the Trustee, the Seller, the Securities Administrator and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)

The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery thereof by the Depositor, the Seller, the Securities Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)

The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)

The Servicer is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing and is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements;

(v)

No litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)

The Servicer will not waive any Prepayment Premium or part of a Prepayment Premium unless such Prepayment Premium (a) is a Prepayment Premium in connection with a Mortgage Loan that is related to a default or an imminent default, (b) is a Prepayment Premium, the collection of which would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters or (c) is a Prepayment Premium, the collection of which would violate applicable federal, state or local law.  Notwithstanding the previous sentence, if the Servicer determines that any Prepayment Premium is not legally enforceable under the circumstances in which the related Principal Prepayment occurs, then the Servicer shall not be required to attempt to collect the applicable Prepayment Premium, and shall have no liability or obligation with respect to such Prepayment Premium pursuant to Section 2.03(b)(ii) hereof;

(viii)

For each Mortgage Loan, the Servicer will accurately, fully and in a timely manner report its borrower credit files to each of the Credit Repositories; and

(ix)

The Servicer shall review the Mortgage Loan documents in accordance with its customary servicing procedures to verify the existence of all documents necessary to enforce any Prepayment Premiums.  If the Servicer cannot verify the existence of such documents it shall immediately notify the Originator, the Seller, the Trustee, the Securities Administrator and the Depositor.  Pursuant to the Mortgage Loan Purchase Agreement, upon receipt of such notice, the Originator shall provide the Servicer with any outstanding documents required to verify the existence of the Prepayment Premium.  In the event the Servicer is unable to verify the existence of Prepayment Premium, the Servicer shall not be obligated to collect such Prepayment Premium or to pay such Prepayment Premiums into the Collection Account.

(b)

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee, and shall inure to the benefit of the Seller, the Trustee, the Securities Administrator and the Depositor.  Upon discovery by any of the Depositor, the Seller, the Servicer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Premium or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other such parties.  The obligation of the Servicer set forth in Section 2.03(b) to cure breaches (or, in the case of Section 2.05(a)(vii), to pay the amount of the waived Prepayment Premium) shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor, the Seller, the Securities Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

(a)

The Seller hereby represents, warrants and covenants to the Trustee, the Servicer, the Securities Administrator and the Depositor that:

(i)

Pursuant to the Mortgage Loan Purchase Agreement, the representations and warranties in Schedule 4 attached hereto, of the Originator with respect to the Mortgage Loans, which have been assigned to the Trustee hereunder, were made as of the Whole Loan Sale Date.

(ii)

 With respect to the period from such Whole Loan Sale Date to and including the Closing Date, the Seller hereby makes the representations and warranties in Schedule 4 attached hereto, to and for the benefit of the Depositor, the Trustee, the Securities Administrator and the Trust Fund.

 (b)  In addition, the Seller hereby represents and warrants to the Trustee, the Servicer, the Securities Administrator and the Depositor that, as of the Closing Date, (i) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any applicable, similar federal, state or local statutes or regulations related to “high cost” mortgage loans or “predatory,” “high cost,” “threshold” or “covered” lending (as such terms are defined in the applicable statute or regulation), (ii) no Mortgage Loan is (w) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (x) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (y) a “High Cost Loan” or “Covered Loan” (as such terms are defined in the then-current S&P’s LEVELS® Glossary), or (z) governed by the Georgia Fair Lending Act, if such Mortgage Loan was originated on or after October 1, 2002 through March 6, 2003, (iii) each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, but not limited to, applicable anti-predatory and abusive lending laws, and (iv) each Mortgage Loan is a “qualified mortgage” within the meaning of 860G(a)(3) of the Code.

(c)

In addition, the Seller hereby represents and warrants to the Trustee, the Servicer, the Securities Administrator and the Depositor that, as of the Closing Date, with respect to each Group 1 Mortgage Loan, (i) the original principal balance of such Mortgage Loan is within Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans, and (ii) the date of the related Mortgage Note is not greater than one year prior to the Closing Date).

(d)

If the substance of the representations and warranties in clauses (a)(ii), (b) or (c) of this Section 2.06 are determined to have been breached, then the Seller will perform the remedy specified in Section 2.03 herein.

SECTION 2.07.

Issuance of the R-I Residual Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf, as applicable, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to the Trustee of all other assets included in REMIC I, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the R-I residual interests in an authorized denomination.  The R-I residual interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the uncertificated REMIC Regular Interests created pursuant to Section 1.03 for the benefit of the Certificateholders.  The Trustee acknowledges receipt of such uncertificated REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the REMIC holding such interests as specified in Section 1.03.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.

Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans, as a servicer, on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in accordance with Accepted Servicing Practices) in accordance with the terms of this Agreement, the Mortgage Loans and Accepted Servicing Practices but without regard to:

(i)

any relationship that the Servicer, any related Sub-Servicer or any Affiliate of the Servicer or any related Sub-Servicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)

the Servicer’s or any related Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

In addition, the Servicer shall service the loans in accordance with the applicable requirements of the Servicing Criteria.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through a Sub-Servicer or Sub-Servicers, as the case may be, as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in the name of the Trust is hereby authorized and empowered when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trust Fund, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trust Fund and Certificateholders.  Subject to Section 6.03, the Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protect its own interests in mortgage loans in its own portfolio with respect to any claim, proceeding or litigation regarding the Mortgage Loans.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Promptly upon request, but subject to Section 3.17, the Trustee shall execute and furnish to the Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer and each Sub-Servicer a special or limited power of attorney to carry out such duties including a power of attorney for each county in which a related Mortgaged Property is located to enable the Servicer to take title and dispose of the related Mortgaged Properties after foreclosure on behalf of the Trustee and the Certificateholders.  The Trustee shall execute a separate power of attorney in favor of the Servicer to the extent furnished to the Trustee by the Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicer under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.  Any cost incurred by the Servicer or by a Sub-Servicer in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a related Mortgage Loan (except as provided in Section 4.03) nor shall the Servicer (i) except as provided in Section 3.07, when the related Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any related Mortgage Loan that would change the related Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest or principal payments resulting from the application of the Relief Act) or (ii) permit any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

The Servicer, in its sole discretion, may, with respect to any second lien Mortgage Loan which is greater than 180 days Delinquent and for which the related First Lien is not a Mortgage Loan, charge off such second lien Mortgage Loan if it has made a Final Recovery Determination with respect thereto (each such Mortgage Loan, a “Charged-off Mortgage Loan”). The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination.  Any such Charged-off Mortgage Loan shall be treated as a Liquidated Mortgage Loan.  The Servicer shall have no obligation to make any P&I Advances or Servicing Advances with respect to any Charged-off Mortgage Loan and shall not be entitled to the Servicing Fee with respect to such Charged-off Mortgage Loan for the period following the date on which such second lien Mortgage Loan was charged off.  Any Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Collection Account pursuant to Section 3.10.

In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02.

Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

(a)

The Servicer may enter into Sub-Servicing Agreements (provided that (i) such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the Securities Administrator and the Trustee and (ii) the NIMS Insurer shall have consented to such Sub-Servicing Agreement) with one or more Sub-Servicers, for the servicing and administration of the related Mortgage Loans.  The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.  As of the Closing Date, the Servicer, has engaged Chase Home Finance LLC (“CHF”)  to act as subservicer with respect to the Servicer’s servicing obligations under the Pooling and Servicing Agreement.  So long as the Servicer is not a ranked servicer by any Rating Agency, the Servicer agrees that prior to replacing CHF as subservicer, other than with an affiliate of the Servicer that is a ranked servicer, it will obtain written confirmation from each Rating Agency that such replacement of CHF as subservicer with respect to the Servicer’s servicing obligations related to the Mortgage Loans will not cause the current rating on the Certificates to be withdrawn or lowered by such Rating Agency and agrees that any replacement subservicer shall agree to subservice in accordance with the terms of this Agreement, including but not limited to the consideration of whether to waive a prepayment penalty thereunder.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable such Sub-Servicer to perform its obligations hereunder and under the related Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Sub-Servicing Agreement must impose on the related Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the related Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Sub-Servicing Agreement to which the Servicer is a party and will be familiar with the terms thereof.  The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and Sub-Servicer may enter into and make amendments to the applicable Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights.  Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by a Sub-Servicer to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Depositor, the Securities Administrator and the Trustee shall have no obligations, duties or liabilities with respect to a Sub-Servicer including no obligation, duty or liability of the Depositor, the Securities Administrator or the Trustee, to pay a Sub-Servicer’s fees and expenses.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

(b)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trust Fund and the Certificateholders, shall enforce the obligations of each Sub-Servicer servicing the related Mortgage Loans under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of Delinquent payments as required by the applicable Sub-Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Sub-Servicer from the Servicer’s own funds without any right of reimbursement from the Depositor, the Trustee, the Securities Administrator or the Collection Account.

(c)

A Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Sub-Servicer first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Section 3.21 of this Agreement.

SECTION 3.03.

Successor Sub-Servicers.

The Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to the related Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement.  In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

SECTION 3.04.

Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise (including, without limitation, Section 3.02(c) and the first paragraph of Section 3.18), the Servicer shall remain obligated and primarily liable to the Trust Fund and the Certificateholders for the servicing and administering of the related Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the related Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification; provided that no such indemnification shall be an expense of the Trust.

SECTION 3.05.

No Contractual Relationship Between Sub-Servicers and NIMS Insurer, Trustee, Securities Administrator or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the related Sub-Servicer and the Servicer alone, and the Trustee, Securities Administrator, NIMS Insurer, in its capacity as such, and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the related Sub-Servicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any related Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.

Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event that the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer, subject to Section 7.02 of this Agreement, under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03.  Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any related Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Trustee, its designee or any successor servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Securities Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the related Sub-Servicing Agreements to the assuming party.

SECTION 3.07.

Collection of Certain Mortgage Loan Payments.

(a)

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 270 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely P&I Advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.03(d) pursuant to which the Servicer shall not be required to make any such P&I Advances that are Nonrecoverable P&I Advances.  Notwithstanding the foregoing, in the event that a Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the related Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any related Mortgagor.

(b)

Notwithstanding anything herein to the contrary, the Servicer may waive (or permit a subservicer to waive) a Prepayment Premium pursuant to the conditions set forth in Section 2.05(a)(vii).  With respect to any such waiver of a Prepayment Premium, the Servicer shall deliver to the Securities Administrator a written report stating that the conditions set forth in Section 2.05(a)(vii) have been met with respect to the related Mortgage Loan.

(c)

Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the Mortgage Note is less than the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule or other information provided to the Servicer, the Servicer shall not have liability or obligation with respect to such difference, and in addition the Servicer shall not have any liability or obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule.

SECTION 3.08.

Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the related Sub-Servicer will be required to establish and maintain one or more accounts (each such account or accounts, a “Sub-Servicing Account”).  Each Sub-Servicing Account shall be an Eligible Account.  Each Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Sub-Servicer’s receipt thereof, all proceeds of the related Mortgage Loans received by such Sub-Servicer less its servicing compensation to the extent permitted by the related Sub-Servicing Agreement, and shall thereafter deposit such amounts in the related Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  Each Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the related Sub-Servicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the related Mortgage Loans when the related Sub-Servicer receives such payments.

SECTION 3.09.

Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (each such account or accounts, a “Servicing Account”).  The Servicing Accounts shall be Eligible Accounts.  The Servicer shall deposit or cause to be deposited into the Servicing Account within two (2) Business Days following receipt by the Servicer and retain therein, all collections from the Mortgagors (or related advances from a related Sub-Servicer) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, fire and hazard insurance premiums, condominium charges and comparable items; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with Section 3.14(a); (v) pay interest to the Servicer or, if required and as described below, to Mortgagors on balances in the Servicing Account; (vi) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vii) recover amounts deposited in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution.  As part of its servicing duties, the Servicer or Sub-Servicer shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to the Servicing Account in respect of its obligations under this Section 3.09, reimbursable from the Servicing Accounts or Collection Account, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.

SECTION 3.10.

Collection Account and Distribution Account.

(a)

On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the related Collection Account (which account must be an Eligible Account) within two (2) Business Days following receipt by the Servicer, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the related Cut-off Date, or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto):

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property (unless the Servicer has elected to allow the Collection Account to serve as an REO Account pursuant to Section 3.23(b)), Recoveries and amounts paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)

any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 9.01 and all Servicer Prepayment Premium Payment Amounts pursuant to Section 2.03(b)(ii);

(vii)

all Substitution Shortfall Amounts; and

(viii)

all Prepayment Premiums collected by the Servicer.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, non sufficient funds fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Premiums) need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trust Fund and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account on or before 4:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Premiums on the Mortgage Loans collected by the Servicer in connection with the voluntary Principal Prepayment in full or in part of any of the Mortgage Loans and any Servicer Prepayment Premium Payment Amounts then on deposit in the Collection Account (other than any such Prepayment Premiums received after the related Prepayment Period).  If the Servicer fails to remit to the Securities Administrator for distribution to the Certificateholders any payment, including any P&I Advance to be made by the Servicer on the Servicer Remittance Date (without regard to any grace period), the Servicer shall pay to the Securities Administrator, for the account of the Securities Administrator, interest on such late remittance from and including the Servicer Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(c)

Funds in the Collection Account may be invested by the Servicer in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Trustee, the Securities Administrator, NIMS Insurer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.  The Securities Administrator shall give notice to the Servicer, NIMS Insurer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.  The funds on deposit in the Distribution Account shall be held uninvested.

(d)

Funds held in a Collection Account at any time may be delivered by the Servicer to the Securities Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of such Collection Account until the Servicer Remittance Date when such amounts are required to be deposited into the Distribution Account; provided, however, that the Securities Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d).  In the event that the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, the Servicer shall deliver to the Securities Administrator from time to time for deposit and in any event shall remit all such amounts no later than the Servicer Remittance Date, and the Securities Administrator shall so deposit, in the Distribution Account:

(i)

any P&I Advances, as required pursuant to Section 4.03;

(ii)

any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)

any amounts to be paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 9.01; and

(iv)

any related amounts required to be deposited pursuant to Section 3.24 in connection with any Compensating Interest.

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

(a)

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i)

to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)

subject to Section 3.16(d), to reimburse itself for, without duplication, (a) P&I Advances, in accordance with the provisions of Section 4.03 or (b) any unreimbursed P&I Advances remaining after the Final Recovery Determination of a Mortgage Loan that are Nonrecoverable P&I Advances not otherwise recoverable pursuant to subsection (ii)(a) hereof;

(iii)

subject to Section 3.16(d), to pay itself or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan or (c) any unreimbursed Servicing Advances made remaining after the Final Recovery Determination of a Mortgage Loan that are Nonrecoverable Servicing Advances, but only to the extent that Late Collections received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any related Sub-Servicer for Servicing Advances;

(iv)

to pay itself as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account pursuant to Section 3.12(b);

(v)

to pay itself, the Originator, the Seller or the Depositor, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c), as applicable, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)

to reimburse itself (A) for any P&I Advance or Servicing Advance previously made which (I) the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03 or (II) are outstanding at the time a successor servicer assumes the responsibilities, duties and liabilities of the Servicer and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loans under Section 3.11(a)(iii);

(vii)

to reimburse itself, the Depositor or the Seller for expenses incurred by or reimbursable to the Servicer, the Seller or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)

to reimburse itself, the NIMS Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)

to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(x)

to withdraw funds deposited in error and to clear and terminate the Collection Account pursuant to Section 9.01; and

(xi)

to pay to itself any interest income earned on funds deposited in the Collection Account pursuant to Section 3.12(b).

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (iii), (v), (vi), (viii) and (ix) above.  The Servicer shall provide written notification to the Securities Administrator and the NIMS Insurer on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)

The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, with the following list not setting forth an order of priority:

(i)

to make distributions to Certificateholders, the Securities Administrator and the Depositor in accordance with Section 4.01;

(ii)

to pay any Extraordinary Trust Fund Expenses;

(iii)

to deposit into the Supplemental Interest Account the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider from funds collected and received with respect to the Group 2 Mortgage Loans prior to the determination of Available Funds;

(iv)

to reimburse itself and the Trustee pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Servicer;

(v)

to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii);

(vi)

to remit to the Servicer any amount deposited in the Distribution Account by the Servicer but not required to be deposited therein in accordance with Section 3.10(b) or (d);

(vii)

to clear and terminate the Distribution Account pursuant to Section 9.01; and

(viii)

to reimburse itself, the Trust, the Depositor, the Seller, the Servicer or the Trustee for any costs and damages incurred and paid by such party in connection with any violation by a Mortgage Loan of (x) the representation and warranties set forth in Section 2.06(b) of this Agreement or (y) the representations and warranties made in paragraphs (f), (qq), (xx), (hhh), (lll), (mmm) or (ppp) of Schedule 4 attached hereto to the extent that such amount to be reimbursed is included in the Purchase Price.

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the Distribution Account.

(a)

The Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, each an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Funds held in the Distribution Account shall remain uninvested.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable.  Any other benefit derived from the related Collection Account and REO Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance and like sources shall accord to the benefit of the Servicer.  The Servicer shall deposit in the Collection Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in the Collection Account or REO Account immediately upon realization of such loss.

(c)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section 8.01 and Section 8.02(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.

Superior Liens.

Where permitted by local law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trust interests in the related second lien Mortgage Loan, the expense of which shall constitute a Servicing Advance to the extent not otherwise reimbursed by the Seller.  In jurisdictions where the senior lienholder is not required to notify a junior lienholder be named as party defendant in foreclosure proceedings in order to foreclose on such lienholder, the Servicer shall cause the First Lien relating to each second lien Mortgage Loan to be tracked to protect the Trust’s interest in such second lien Mortgage Loan, the expense of which shall constitute a Servicing Advance to the extent not otherwise reimbursed by the Seller.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices.  The Servicer shall not make a Servicing Advance with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related second lien Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related second lien Mortgage Loan.

SECTION 3.14.

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)

The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the related Mortgage Rate and related Servicing Advances.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage Loan or amounts to be released to the related Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage Loan and related Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  Any insurance premiums not paid by the related Mortgagor and advanced by the Servicer shall constitute a Servicing Advance.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer that generally would be acceptable under Fannie Mae or Freddie Mac servicing guidelines insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or related REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall provide the Trustee and the NIMS Insurer (upon its reasonable request) with copies of any such insurance policies and fidelity bond.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee and the NIMS Insurer.  The Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements. The Servicer shall promptly report the filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by this Section 3.14 or the cancellation or material modification of coverage under any such instrument to the Securities Administrator.

SECTION 3.15.

Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not such Mortgagor remains or is to remain liable under the applicable Mortgage Note and/or the related Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, to the extent permitted by applicable state law, the related Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original related Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the related Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interests of the Certificateholders, as determined by the Servicer.  In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the related Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the related Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Trustee or the Custodian, as applicable, that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee or Custodian, as applicable, the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Notwithstanding the foregoing, the Servicer may enforce the due on sale clause, or the assumption and modification, or the substitution if it reasonably believes that it is in the best interest of the Trust Fund.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the related Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.

Realization Upon Defaulted Mortgage Loans.

(a)

The Servicer shall use its commercially reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loan rather than converting the ownership of the related properties if such sale would maximize the timely and complete recovery of principal and interest on the related Mortgage Note in accordance with the servicing standard set forth in Section 3.01) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments pursuant to Section 3.07.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances or Nonrecoverable Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23.  The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)

Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property into compliance therewith; and

(2)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to such affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

(c)

The Servicer or, if the Servicer does not exercise the option, the NIMS Insurer may, at its option, purchase from the Trust Fund any Mortgage Loan or related REO Property that is 90 days or more Delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that (i) the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most Delinquent Mortgage Loans or related REO Properties first and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related fiscal quarter.  The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Securities Administrator, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

(d)

Proceeds received (other than the Prepayment Premiums received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances and to pay any unpaid Servicing Fees, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the related Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of such Mortgage Loan.  If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any related Sub-Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

(a)

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee and the Custodian by a certification in the form of Exhibit E-1 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer and shall request delivery to the Servicer of the related Mortgage File.  Upon receipt of such certification and request, the Custodian shall, within five Business Days, release or cause the release and mailing by overnight mail of the related Mortgage File to the Servicer.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian, if permitted by the related Custodial Agreement, of a Request for Release in the form of Exhibit E-1, cause the release of the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from such Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Collection Account or the related Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of such Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Custodian to the Servicer or its designee.

(c)

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or related Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer or a Sub-Servicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Servicer or a Sub-Servicer to perform their respective duties hereunder.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution thereof by the Trustee and delivery thereof by the Trustee or the Custodian, as applicable, will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18.

Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24.  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds and as otherwise permitted by Section 3.11(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23.  Except as expressly provided in Sections 6.04 and 7.02 herein, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the related Servicing Fee any amounts due to a related Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02; provided further that the Servicer may assign a portion of its Servicing Fee to an affiliate of the Servicer in connection with the ownership by such affiliate of the servicing rights attributable to the Mortgage Loans (provided that any right, title or interest of such affiliate in such portion of the Servicing Fee shall be subject to termination of the Servicer in accordance with the terms of this Agreement).

Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds fees, reconveyance fees and other ancillary fees (other than Prepayment Premiums) shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a related Sub-Servicer, it being understood however, that payment of such premiums by the Servicer shall constitute Servicing Advances), servicing compensation of any Sub-Servicer and to the extent provided herein in Section 6.03, the indemnification of the Trustee, and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.

[RESERVED].

SECTION 3.20.

Statement as to Compliance.

Not later than March 1st of each calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, the Servicer shall deliver to the Trustee, the Depositor, the Securities Administrator, each Rating Agency and the Swap Provider an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such material default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such material default.  With respect to any Sub-Servicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the related Servicer shall deliver, on behalf of that Sub-Servicer, the Officer’s Certificate set forth in this Section 3.20 as and when required with respect to such Servicer.

SECTION 3.21.

Report on Assessment of Compliance and Attestation.

(a)

Each Servicer that has serviced the Mortgage Loans during each calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust (i) if JPMorgan Chase Bank, National Association is such Servicer, not later than March 1st of each such calendar year (other than the calendar year during which the Closing Date occurs) or (ii) if JPMorgan Chase Bank, National Association is not such Servicer, not later than the earlier of (a) March 15th of each such calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day),  shall deliver, at its own expense, to the Depositor, the Trustee, the Securities Administrator and each Rating Agency an officer’s certification and assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the “Assessment of Compliance”), which assessment shall be substantially in the form of Exhibit K-1 hereto.

(b)

Each Servicer that has serviced the Mortgage Loans during each calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust (i) if JPMorgan Chase Bank, National Association is such Servicer, not later than March 1st of each such calendar year (other than the calendar year during which the Closing Date occurs) or (ii) if JPMorgan Chase Bank, National Association is not such Servicer, not later than the earlier of (a) March 15th of each such calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), shall cause, at its own expense, a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to such Servicer, the Seller or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Securities Administrator and the Trustee, that attests to and reports on the assessment of compliance provided by the Servicer pursuant to Section 3.21(a) (the “Accountant’s Attestation”).  Such Accountant’s Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c)

Each Servicer that has serviced the Mortgage Loans during each calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust (i) if JPMorgan Chase Bank, National Association is such Servicer, not later than March 1st of each such calendar year (other than the calendar year during which the Closing Date occurs) or (ii) if JPMorgan Chase Bank, National Association is not such Servicer, not later than the earlier of (a) March 15th of each such calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), shall deliver on behalf of any Sub-Servicer and each Subcontractor (participating in the servicing function during any part of such calendar year that such Servicer was servicing the Mortgage Loans) to the Depositor, the Securities Administrator and the Trustee an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit K-1 hereto.

(d)

Each Servicer that has serviced the Mortgage Loans during each calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust (i) if JPMorgan Chase Bank, National Association is such Servicer, not later than March 1st of each such calendar year (other than the calendar year during which the Closing Date occurs) or (ii) if JPMorgan Chase Bank, National Association is not such Servicer, not later than the earlier of (a) March 15th of each such calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), shall cause each Sub-Servicer and each Subcontractor (participating in the servicing function during any part of such fiscal year that such Servicer was servicing the Mortgage Loans) to deliver to the Depositor, the Securities Administrator and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.21(c) above.

(e)

Not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall deliver to the Depositor and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to the Securities Administrator during the preceding calendar year, which assessment shall be substantially in the form of Exhibit K-1 hereto.

(f)

Not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.21(e) above.

(g)

If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor, the Securities Administrator and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such Custodian during the preceding calendar year, which assessment shall be substantially in the form of Exhibit K-2 hereto.

(h)

If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which the annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor, the Securities Administrator and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.21(g) above.

(i)

With respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, not later than the earlier of (a) March 15th of each such calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before the date on which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trust Oversight Manager shall deliver to the Depositor, the Securities Administrator and the Trustee either (x) an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trust Oversight Manager during the preceding calendar year, which assessment shall be substantially in the form of Exhibit K-1 hereto or (y) a statement indicating that, based on the activities of the Trust Oversight Manager during the preceding calendar year, Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB do not require the Trust’s annual report on Form 10-K for such calendar year to contain an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trust Oversight Manager; provided, however, that the Depositor may waive such requirement in its reasonable discretion.

(j)

With respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) 15 calendar days before the date on which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trust Oversight Manager shall deliver to the Depositor, the Securities Administrator and the Trustee either (x) an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance, if required to be delivered pursuant to Section 3.21(i) above or (y) a statement indicating that, based on the activities of the Trust Oversight Manager during the preceding calendar year, Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB do not require the Trust’s annual report on Form 10-K for such calendar year to contain an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trust Oversight Manager; provided, however, that the Depositor may waive such requirement in its reasonable discretion.

(k)

Each Servicer agrees to indemnify and hold harmless each of the Depositor, the Securities Administrator, the Trust Oversight Manager and the Trustee and each Person, if any, who “controls” the Depositor, the Securities Administrator or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based directly on (i) the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required of it pursuant to Section 3.21, as applicable, or (ii) any material misstatement or omission contained in any Assessment of Compliance provided on its behalf pursuant to Section 3.21, as applicable. Notwithstanding the foregoing, in no event shall any Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 3.21.

(l)

The Securities Administrator agrees to indemnify and hold harmless the Depositor, the Trust Oversight Manager, the Trustee and each Person, if any, who “controls” the Depositor, the Trust Oversight Manager or the Trustee within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Securities Administrator to deliver when required any Assessment of Compliance required of it pursuant to Section 3.21 or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.21(e); provided, however, that the failure of the Securities Administrator to deliver when required an Accountant’s Attestation will be deemed to be an event of default and will subject the Securities Administrator to removal pursuant to Section 8.17.  Notwithstanding the foregoing, in no event shall the Securities Administrator be liable for any consequential, indirect or punitive damages pursuant to this Section 3.21.

(m)

 The Trust Oversight Manager agrees to indemnify and hold harmless each of the Depositor, the Securities Administrator and the Trustee and each Person, if any, who “controls” the Depositor, the Securities Administrator or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trust Oversight Manager to deliver or cause to be delivered when required any Assessment of Compliance, Accountant’s Attestation or other statement required of it pursuant to Section 3.21 or (ii) any material misstatement or omission contained in any Assessment of Compliance  or other statement provided on its behalf pursuant to Section 3.21.

(n)

Copies of such Assessments of Compliance and Accountant’s Attestations shall be provided by the Securities Administrator, at the expense of the Trust,  to any Certificateholder, upon request, provided such statement is delivered to the Securities Administrator.  The initial Assessments of Compliance and Accountant’s Attestations required pursuant to this Section 3.21 shall be delivered to the Trustee, the Securities Administrator and the Depositor, as applicable, by each party no later than March 15, 2007.

(o)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.21 is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with requests made by the Seller, the Depositor or the Servicer for delivery of additional or different information as the Seller, the Depositor or the Servicer may determine in good faith is necessary to comply with the provisions of Regulation AB.

SECTION 3.22.

Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans under this Agreement, as may be required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.22 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

SECTION 3.23.

Title, Management and Disposition of REO Property.

(a)

The deed or certificate of sale of any REO Property shall be taken in the name of the Trust, the Servicer, or their respective nominee, in trust for the benefit of the Certificateholders, subject to applicable laws.  The Servicer, on behalf of the Trust Fund (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or obtains from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee, the Securities Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Securities Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on any REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any REMIC created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding.  The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)

The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account.  The Servicer shall be permitted to allow the Collection Account to serve as an REO Account, subject to separate ledgers for each REO Property.  The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders.  In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)

all insurance premiums due and payable in respect of such REO Property;

(ii)

all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)

all costs and expenses necessary to maintain, operate and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if it owned such REO Property and if in the Servicer’s sole judgment, the payment of such amounts will be recoverable from the rental or sale of such REO Property.

Notwithstanding the foregoing, none of the Servicer, the Trustee or the Securities Administrator shall:

(i)

authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)

authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)

authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)

authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Securities Administrator, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)

the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)

any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)

none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)

the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d)

In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan.  On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)

Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)

The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01.  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)

The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to such Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.

Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Securities Administrator for deposit into the Distribution Account on or before 4:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount (such amount, “Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Determination Date resulting solely from Principal Prepayments in full or in part for any Mortgage Loan during the related Prepayment Period and (ii) one-half of the aggregate Servicing Fee for such Distribution Date.  The Servicer shall not have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of Compensating Interest.  Such amounts remitted shall be included in the Available Funds and distributed therewith on the related Distribution Date.  The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

SECTION 3.25.

Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

On each Adjustment Date, the Servicer shall make Mortgage Rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Rate adjustments.  The Servicer shall maintain all data and information regarding such Mortgage Rate adjustments and the Servicer’s methods of implementing such Mortgage Rate adjustments and shall provide such information to the Trustee upon request.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Securities Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the Securities Administrator and any successor servicer in respect of any such liability.  Such indemnities shall survive the termination or discharge of this Agreement.  Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law; provided that any expenses in connection with pursuing such recovery shall not be an expense of the Trust.

SECTION 3.26.

Group 1 Net WAC Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Group 1 Net WAC Reserve Fund”), which shall be an Eligible Account.  The Depositor will deposit, or cause to be deposited, into the Group 1 Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of Group 1 Certificates, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Group 1 Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of Group 1 Certificates pursuant to Section 4.01(a)(3)(v).  Such Net WAC Rate Carryover Amounts shall be paid (i) first, to the Class AF Certificates, pro rata, based on their respective Cap Amounts and (ii) to the Class MF Certificates, sequentially according to their numeric order in each case up to an amount equal to their respective Cap Amounts.  If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Securities Administrator shall deposit into the Group 1 Net WAC Reserve Fund the Group 1 Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Group 1 Net WAC Reserve Fund and all amounts deposited into the Group 1 Net WAC Reserve Fund.  Any monies held in the Group 1 Net WAC Reserve Fund in excess of the Group 1 Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholders.  Amounts held in the Group 1 Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Securities Administrator in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date as directed in writing by the Depositor.  In the absence of such direction, such amounts will be held uninvested.  All income and gain earned upon such investment shall be deposited into the Group 1 Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the Group 1 Certificates, all amounts remaining on deposit in the Group 1 Net WAC Reserve Fund will be distributed to the Class C Certificateholders or their designees.  The Group 1 Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Group 1 Certificates of Net WAC Rate Carryover Amounts with respect to any Class of Group 1 Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

SECTION 3.27.

Group 2 Net WAC Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Group 2 Net WAC Reserve Fund”), which shall be an Eligible Account.  The Depositor will deposit, or cause to be deposited, into the Group 2 Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of Group 2 Certificates, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Group 2 Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of Group 2 Certificates pursuant to Section 4.01(b)(3)(v).  Such Net WAC Rate Carryover Amounts shall be paid (i) first, to the Class AV Certificates, pro rata, based on their respective Cap Amounts and (ii) to the Class MV Certificates, sequentially according to their numeric order in each case up to an amount equal to their respective Cap Amounts.   If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Securities Administrator shall deposit into the Group 2 Net WAC Reserve Fund the Group 2 Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Group 2 Net WAC Reserve Fund and all amounts deposited into the Group 2 Net WAC Reserve Fund.  Any monies held in the Group 2 Net WAC Reserve Fund in excess of the Group 2 Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholders.  Amounts held in the Group 2 Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Securities Administrator in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date as directed in writing by the Depositor.  In the absence of such direction, such amounts will be held uninvested.  All income and gain earned upon such investment shall be deposited into the Group 2 Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the Group 2 Certificates, all amounts remaining on deposit in the Group 2 Net WAC Reserve Fund will be distributed to the Class C Certificateholders or their designees.  The Group 2 Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Group 2 Certificates of Net WAC Rate Carryover Amounts with respect to any Class of Group 2 Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

SECTION 3.28.

Swap Agreement.

The Depositor hereby directs the Securities Administrator to execute and deliver on behalf of the Trust the Swap Agreement and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Supplemental Interest Trust in accordance with the terms of the Swap Agreement.  The Depositor hereby authorizes and directs the Securities Administrator to ratify on behalf of the Supplemental Interest Trust, as the Supplemental Interest Trust’s own actions, the terms agreed to by the Depositor in relation to the Swap Agreement, as reflected in the Swap Agreement, and the Securities Administrator hereby so ratifies the Swap Agreement.  If based upon a notice from the valuation agent pursuant to section 4(c) of the credit support annex, the Securities Administrator determines that a delivery amount exists, then the Securities Administrator shall demand such amount pursuant to section 3(a) of the credit support annex.  The Securities Administrator shall amend the Swap Agreement in accordance with its terms and as requested in writing by a party to the Swap Agreement to cure any ambiguity in or correct or supplement any provision of, the Swap Agreement; provided, however, that any such amendment will not have a material adverse effect to a Certificateholder as evidenced by a written confirmation from each Rating Agency that such amendment would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates.  The Swap Agreement shall not be part of any REMIC.  The Swap Provider is the calculation agent under the Swap Agreement and shall calculate all amounts pursuant to the Swap Agreement and notify the Securities Administrator of all such amounts.

The Depositor hereby directs the Securities Administrator to  execute, deliver and perform its obligations under and make the representations contained in the Swap Agreement (including, without limitation, the representation that the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 Supplemental Interest Trust is a United States Person) on the Closing Date and thereafter on behalf of the Holders of the Group 2 Certificates.  Furthermore, the Depositor hereby authorizes the Securities Administrator, in its capacity as securities administrator on behalf of the Supplemental Interest Trust, to accept any “Firm Offers” as specified in the Swap Agreement.  The Seller, the Depositor, the Servicer and the Holders of the Group 2 Certificates by their acceptance of such Certificates acknowledge and agree that the Securities Administrator shall execute, deliver and perform its obligations under the Swap Agreement and shall do so solely in its capacity as Securities Administrator of the Supplemental Interest Trust and not in its individual capacity.

The Depositor hereby instructs the Securities Administrator to make any and all demands for Eligible Collateral (as defined in the ISDA Master Agreement) under the Swap Agreement from the Swap Provider in satisfaction of the Delivery Amount (as defined in the ISDA Master Agreement) requirement.  The Depositor hereby instructs the Securities Administrator to deliver notice to the Swap Provider upon any failure of the Swap Provider to transfer the Delivery Amount (as defined in the ISDA Master Agreement) pursuant to an Approved Credit Support Document (as defined in the Swap Agreement).

SECTION 3.29.

Advance Facility.

(a)

The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Securities Administrator, the Trustee, the Certificateholders or any other party is required before the Servicer may enter into an Advance Facility; provided, however, that the consent of the Securities Administrator shall be required before the Servicer may cause to be outstanding at one time more than one Advance Facility with respect to P&I Advances or more than one Advance Facility with respect to Servicing Advances.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any P&I Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then the Servicer may elect by providing written notice to the Securities Administrator and the Trustee not to be permitted to reimburse itself for P&I Advances and/or Servicing Advances, as applicable, pursuant to Section 3.11(a) of this Agreement, but following any such election, the Servicer shall be required to include amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed P&I Advances (“P&I Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with P&I Advance Reimbursement Amounts, “Advance Reimbursement Amounts”) (in each case to the extent such type of Advance Reimbursement Amount is included in the Advance Facility) in the remittance to the Securities Administrator made pursuant to this Agreement to the extent of amounts on deposit in the Collection Account on the Servicer Remittance Date.  Notwithstanding anything to the contrary herein, in no event shall P&I Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Certificateholders.  The Servicer making the election set forth herein shall report to the Securities Administrator and the Trustee the portions of the Advance Reimbursement Amounts that consist of P&I Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)

If the Servicer enters into an Advance Facility and makes the election set forth in Section 3.28(a), the Servicer and the related Advancing Person shall deliver to the Securities Administrator a written notice and payment instruction (an “Advance Facility Notice”), providing the Securities Administrator with written payment instructions as to where to remit P&I Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Advance Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates.  The payment instruction shall require the applicable Advance Reimbursement Amounts to be distributed to the Advancing Person or to a trustee or custodian (an “Advance Facility Trustee”) designated in the Advance Facility Notice.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person (and any related Advance Facility Securities Administrator); provided, however, that the provisions of this Section 3.28 shall cease to be applicable when all P&I Advances and Servicing Advances funded by an Advancing Person, and when all P&I Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.  Under no circumstances shall the Advancing Person have the right to withdraw funds directly from the Collection Account.

(c)

Advance Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with Section 3.11(a)(ii), (iii), (vi) and (ix) hereof, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).  Notwithstanding the foregoing (subject to Section 3.28(a) above), no Advancing Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to the provisions of Section 4.03.  The Securities Administrator shall not have any duty or liability with respect to the calculation of any Advance Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on the Servicer’s report of the amount of P&I Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from the Servicer to the Securities Administrator pursuant to Section 3.11(a)(i).  Neither the Securities Administrator nor the Trustee shall have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee.  The Servicer shall maintain and provide to any successor servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information.

(d)

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Sub-Servicer set forth in Section 3.02 hereof.

(e)

With respect to any Advance Facility pursuant to which the Servicer has made the election set forth in Section 3.28(a), the documentation establishing any Advance Facility shall require that Advance Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first-out” (FIFO) basis.  Such documentation shall also require the electing Servicer to provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Advance Reimbursement Amount distributed by the Securities Administrator to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Advance Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(f)

The Servicer who enters into an Advance Facility shall indemnify the Trustee, the Securities Administrator, the Trust and any successor servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the Advancing Person relating to the Advance Facility.

(g)

Any amendment to this Section 3.28 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.28, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Securities Administrator, the Seller and the Servicer without the consent of any Certificateholder, but with the consent of the NIMS Insurer, notwithstanding anything to the contrary in Section 10.01 of or elsewhere in this Agreement.  All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer.  The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Securities Administrator and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts colleted by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Securities Administrator shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

(a)

(1)

On each Distribution Date, the Securities Administrator, based solely on the information set forth in the Remittance Report, shall withdraw from the Distribution Account that portion of the Group 1 Available Funds equal to the Group 1 Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 1 Interest Remittance Amount remaining for such Distribution Date:

(i)

concurrently, to the Securities Administrator, the Trust Oversight Manager and the Custodian, the Securities Administrator Fee, the Trust Oversight Manager Fee and the Custodian Fee (the portion allocable to Group 1), respectively, for such Distribution Date;

(ii)

first, concurrently, to the Holders of each Class of Class AF Certificates, the related Monthly Interest Distributable Amount,  pro rata based on such Monthly Interest Distributable Amount and second, concurrently, to each Class of Class AF Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date, pro rata based on such Unpaid Interest Shortfall Amount; and

(iii)

sequentially, to the Holders of the Class MF-1 Certificates, the Class MF-2 Certificates, the Class MF-3 Certificates, the Class MF-4 Certificates, the Class MF-5 Certificates, the Class MF-6 Certificates, the Class MF-7 Certificates, the Class MF-8 Certificates and the Class MF-9 Certificates, in that order, the related Monthly Interest Distributable Amount for each such Class of Certificates.

Any Group 1 Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (iii) above shall be used in determining the amount of Group 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Group 1 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

A.

On each Distribution Date (a) prior to the Group 1 Stepdown Date or (b) on which a Group 1 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

1.

to the Holders of the Class AF Certificates, until the Class Principal Amount thereof has been reduced to zero; and

2.

sequentially, to the Holders of the Class MF-1 Certificates, the Class MF-2 Certificates, the Class MF-3 Certificates, the Class MF-4 Certificates, the Class MF-5 Certificates, the Class MF-6 Certificates, the Class MF-7 Certificates, the Class MF-8 Certificates and the Class MF-9 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero.

B.

On each Distribution Date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 1 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the Holders of the Class AF Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of the Class MF-1 Certificates, the Class MF-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MF-2 Certificates, the Class MF-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MF-3 Certificates, the Class MF-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MF-4 Certificates, the Class MF-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MF-5 Certificates, the Class MF-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MF-6 Certificates, the Class MF-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero

8.

to the holders of the Class MF-7 Certificates, the Class MF-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero

9.

to the holders of the Class MF-8 Certificates, the Class MF-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero

10.

to the holders of the Class MF-9 Certificates, the Class MF-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

With respect to the Group 1 Certificates, distributions of principal will be made first to the Class AF-6 Certificates in an amount up to the Class AF-6 Lockout Distribution Amount second, pro rata to the Class AF-1a and Class AF-1b Certificates, based on their respective Class Principal Balances, and third, sequentially, to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that for any Distribution Date on or after the date on which the aggregate Class Principal Amount of the Class MF Certificates is reduced to zero, any distributions of principal to the Group 1 Certificates shall be made pro rata based on their respective Class Principal Amounts.

Any Group 1 Principal Distribution Amount remaining undistributed after giving effect to clauses (A) and (B) above shall be used in determining the amount of Group 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Group 1 Net Monthly Excess Cashflow shall be distributed as follows:

(i)

to the Holders of the Group 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Group 1 Overcollateralization Increase Amount, payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(ii)

concurrently, to the Holders of the Class AF Certificates, any Unpaid Interest Shortfall Amount allocable to each such Class of Certificates, pro rata based on such Unpaid Interest Shortfall Amount;

(iii)

sequentially, to the Holders of the Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MF-4 Certificates, Class MF-5 Certificates, Class MF-6 Certificates, Class MF-7 Certificates, Class MF-8 Certificates and Class MF-9 Certificates, any Unpaid Interest Shortfall Amount allocable to each such Class of Certificates;

(iv)

sequentially, to the Holders of the Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MF-4 Certificates, Class MF-5 Certificates, Class MF-6 Certificates, Class MF-7 Certificates, Class MF-8 Certificates and Class MF-9 Certificates, any related Allocated Realized Loss Amount allocable to each such class not previously reimbursed;

(v)

to the Class C Certificate, the lesser of (i) the Class C Distribution Amount to the extent attributable to the Group 1 Mortgage Loans (computed without regard to this subparagraph (v)) and (ii) the Net WAC Rate Carryover Amount for the Group 1 Certificates (net of amounts on deposit in the Group 1 Net WAC Reserve Fund available to pay related Net WAC Rate Carryover Amounts for the Group 1 Certificates on such Distribution Date) for each Class of Group 1 Certificates provided that, pursuant to Section 3.26 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Group 1 Certificates, the Securities Administrator will transfer, from amounts that would otherwise be distributable to the Class C Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the LIBOR Certificates into the Group 1 Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related Group 1 Certificates for payment of any Net WAC Rate Carryover Amount for the Group 1 Certificates;

(vi)

concurrently, to the Holders of each Class of Class AF Certificates, in an amount equal to each such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls, pro rata based on such Net Prepayment Interest Shortfalls;

(vii)

sequentially, to the Holders of the Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MF-4 Certificates, Class MF-5 Certificates, Class MF-6 Certificates, Class MF-7 Certificates, Class MF-8 Certificates and Class MF-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls;

(viii)

concurrently, to the Holders of each Class of Class AF Certificates, in an amount equal to each such Class’s previously allocated and not reimbursed share of any Relief Act Interest Shortfalls, pro rata based on such Relief Act Interest Shortfalls;

(ix)

sequentially, to the Holders of the Class MF-1 Certificates, Class MF-2 Certificates, Class MF-3 Certificates, Class MF-4 Certificates, Class MF-5 Certificates, Class MF-6 Certificates, Class MF-7 Certificates, Class MF-8 Certificates and Class MF-9 Certificates, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls;

(x)

to the Trustee, the Custodian, the Trust Oversight Manager and the Securities Administrator, any remaining unpaid fees, expenses and indemnity reimbursements payable hereunder or under the related Custodial Agreement without regard to the annual limitation;

(xi)

to the Group 2 Net Monthly Excess Cashflow, the amounts if any required to pay any Realized Losses with respect to the Group 2 Certificates, any Group 2 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distribution of the Group 2 Net Monthly Excess Cashflow;

(xii)

to the Holders of the Class C Certificates, the Class C Distribution Amount to the extent attributable to the Group 1 Mortgage Loans net of the sum of (a) the amount, if any, distributed to the Class C Certificates pursuant to subparagraph (v) on such Distribution Date and (b) the amount described in subparagraph (xi) for such Distribution Date; and

(xiii)

to the Holders of the Residual Certificates to the extent attributable to REMIC II or the Master REMIC and otherwise to the Uncertificated Interests.

(b)

(1)

On each Distribution Date, the Securities Administrator, based solely on the information set forth in the Remittance Report, shall withdraw from the Distribution Account that portion of the Group 2 Available Funds equal to the Group 2 Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 2 Interest Remittance Amount remaining for such Distribution Date:

(i)

concurrently, to the Securities Administrator, the Trust Oversight Manager and the Custodian, the Securities Administrator Fee, the Trust Oversight Manager Fee and the Custodian Fee (the portion allocable to Group 1), respectively, for such Distribution Date;

(ii)

first, concurrently, to the Holders of each Class of Class AV Certificates, applied in accordance with the allocation rules set forth in Section 4.01(g) below, the related Monthly Interest Distributable Amount,  pro rata based on such Monthly Interest Distributable Amount and second, concurrently, to each Class of Class AV Certificates, applied in accordance with the allocation rules set forth in Section 4.01(g) below, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date, pro rata based on such Unpaid Interest Shortfall Amount; and

(iii)

sequentially, to the Holders of the Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates, the Class MV-4 Certificates, the Class MV-5 Certificates, the Class MV-6 Certificates, the Class MV-7 Certificates, the Class MV-8 Certificates, the Class MV-9 Certificates and the Class MV-10 Certificates, the related Monthly Interest Distributable Amount for each such Class of Certificates.

Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (iii) above shall be used in determining the amount of Group 2 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Group 2-A Principal Distribution Amount and the Group 2-B Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 2-A Principal Distribution Amount and the Group 2-B Principal Distribution Amount remaining for such Distribution Date:

A.

On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2-A Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2-A Principal Distribution Amount remaining for such Distribution Date:

1.

to the Holders of the Group 2-A Certificates, until the Class Principal Amount thereof has been reduced to zero; and

2.

to the Holders of the Group 2-B Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

B.

On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2-B Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2-B Principal Distribution Amount remaining for such Distribution Date:

1.

to the Holders of the Group 2-B Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the Holders of the Group 2-A Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

C.

On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the remaining Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount for such Distribution Date, after giving effect to clauses (A) and (B) above, and make the following disbursements and transfers sequentially, to the Holders of the Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates, the Class MV-4 Certificates, the Class MV-5 Certificates, the Class MV-6 Certificates, the Class MV-7 Certificates, the Class MV-8 Certificates, the Class MV-9 Certificates and the Class MV-10 Certificates, until the Class Principal Amount of each such class has been reduced to zero.

D.

On each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 2-A Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the Holders of the Class AV-1 Certificates, the Group 2-A Senior Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of each class of Group 2-B Certificates, allocated as provided below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause E.1. below for such Distribution Date over (y) the amount actually distributed pursuant to clause E.1. below from the Group 2-B Principal Distribution Amount on such Distribution Date.

E.

On each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 2-B Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of each class of the Group 2-B Certificates, allocated as provided below, the Group 2-B Senior Principal Distribution Amount, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of each class of Group 2-A Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause D.1. above for such Distribution Date over (y) the amount actually distributed pursuant to clause D.1. above from the Group 2-A Principal Distribution Amount on such Distribution Date.

F.

On each Distribution Date (a) on or after the Group  2 Stepdown Date and (b) on which a Group  2 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account any remaining Group 2-A Principal Distribution Amount and Group 2-B Principal Distribution Amount, for such Distribution Date, after giving effect to distributions in clauses (D) and (E) above, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class MV-1 Certificates, the Class MV-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Class MV-2 Certificates, the Class MV-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MV-3 Certificates, the Class MV-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MV-4 Certificates, the Class MV-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MV-5 Certificates, the Class MV-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MV-6 Certificates, the Class MV-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MV-7 Certificates, the Class MV-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class MV-8 Certificates, the Class MV-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class MV-9 Certificates, the Class MV-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero; and

10.

to the holders of the Class MV-10 Certificates, the Class MV-10 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

With respect to the Group 2-B Certificates, distributions of principal will be made sequentially to the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that for any Distribution Date on or after the date on which the aggregate Class Principal Amount of the Group 2 Mezzanine Certificates is reduced to zero, any distributions of principal to the Group 2-B Certificates shall be made pro rata based on their respective Class Principal Amounts.

Any Principal Distribution Amount remaining undistributed after giving effect to clauses (A) through (F) above shall be used in determining the amount of Pool 2 Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Group 2 Net Monthly Excess Cashflow shall be distributed as follows:

(i)

to the Holders of the Group 2 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Group 2 Overcollateralization Increase Amount (without taking into account amounts, if any, received under the Swap Agreement), payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(ii)

concurrently, to the Holders of the Class AV Certificates, any Unpaid Interest Shortfall Amount allocable to each such Class of Certificates, pro rata based on such Unpaid Interest Shortfall Amount;

(iii)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, any Unpaid Interest Shortfall Amount allocable to each such Class of Certificates;

(iv)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, any related Allocated Realized Loss Amount allocable to each such class not previously reimbursed;

(v)

to the Holders of the Class C Certificates, the lesser of (i) the Class C Distribution Amount attributable to the Group 2 Mortgage Loans (computed without regard to this subparagraph (v)) and (ii) the Net WAC Rate Carryover Amount (net of amounts on deposit in the Group 2 Net WAC Reserve Fund available to pay related Net WAC Rate Carryover Amounts  on such Distribution Date) for each Class of Group 2 Certificates provided that, pursuant to Section 3.26 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Group 2 Certificates, the Securities Administrator will transfer, from amounts that would otherwise be distributable to the Class C Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the Group 2 Certificates into the Group 2 Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related Pool 2 Certificates for payment of any Net WAC Rate Carryover Amount for the Group 2 Certificates;

(vi)

concurrently, to the Holders of each Class AV Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(vii)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls;

(viii)

concurrently, to the Holders of each Class of Class AV Certificates, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls, pro rata based on such Relief Act Interest Shortfalls;

(ix)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls;

(x)

to the Trustee, the Custodian, the Trust Oversight Manager and the Securities Administrator, any remaining unpaid fees, expenses and indemnity reimbursements payable hereunder or under the related Custodial Agreement without regard to the annual limitation;

(xi)

to the Supplemental Interest Account, for payment to the Swap Provider, any Swap Termination Payment for such Distribution Date to the extent not already paid;

(xii)

to the Group 1 Net Monthly Excess Cashflow, the amounts if any required to pay any Realized Losses with respect to the Group 1 Certificates, any Group 1 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distribution of the Group 1 Net Monthly Excess Cashflow;

(xiii)

to the Holders of the Class C Certificates, the Class C Distribution Amount to the extent attributable to the Group 2 Mortgage Loans net of the sum of (a) the amount, if any, distributed to the Class C Certificates pursuant to subparagraph (v) on such Distribution Date and (b) the amount described in subparagraph (xi) for such Distribution Date; and

(xiv)

to the Holders of the Residual Certificates to the extent attributable to REMIC II or the Master REMIC and otherwise to the Uncertificated Interests.

(c)

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected by the Servicer in connection with the Principal Prepayment of any of the Group 1 Mortgage Loans or any Servicer Prepayment Premium Payment Amount and shall distribute such amounts to the Holders of the Class P-1 Certificates.  Such distributions shall not be applied to reduce the Class Principal Amount of the Class P-1 Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P-1 Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(a)(3) on such Distribution Date.

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected by the Servicer in connection with the Principal Prepayment of any of the Group 2 Mortgage Loans or any Servicer Prepayment Premium Payment Amount and shall distribute such amounts to the Holders of the Class P-2 Certificates.  Such distributions shall not be applied to reduce the Class Principal Amount of the Class P-2 Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P-2 Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(b)(3) on such Distribution Date.

(d)

All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of record of the respective Class on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Certificate Registrar, the Depositor, the Securities Administrator or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(e)

The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee, the Seller, the Securities Administrator or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(f)

Except as otherwise provided in Section 9.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, as soon as practicable after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)

the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii)

no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator.  If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

(g)

The Group 2 Interest Remittance Amount distributed pursuant to Section 4.01(b)(1)(ii) above will be applied to the Class AV Certificates as follows: amounts distributed to the Class AV-1 Certificates will first reduce the Group 2 Interest Remittance Amount and amounts distributed to the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates will first reduce the Group 2-B Interest Remittance Amount.  Reductions in each of the Group 2-A and Group 2-B Interest Remittance Amounts will be applied to the Group 2-A and Group 2-B Certificates, respectively, pro rata based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other Group, after giving effect to the foregoing allocations.

(h)

In connection with any optional termination of the Trust Fund pursuant to Section 9.01(a), in accordance with the Preliminary Statement, the portion, if any, of the Termination Price in excess of the Par Value shall be distributed to the Uncertificated Interests.

SECTION 4.02.

Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of the Regular Certificates and the Residual Interests, the Servicer, the Swap Provider, the Trust Oversight Manager and each Rating Agency a statement with respect to information regarding the Mortgage Loans, based solely on, and to the extent of, information provided to the Securities Administrator by the Servicer pursuant to Section 4.03 hereof, as to the distributions made on such Distribution Date setting forth:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, including on account of the Mezzanine Certificates, separately identified, allocable to principal and the amount of the distribution to the Holders of the Class P Certificates allocable to Prepayment Premiums and Servicer Prepayment Premium Payment Amounts;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), including on account of the Mezzanine Certificates, separately identified, allocable to interest;

(iii)

the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for such Distribution Date and the Overcollateralization Increase Amount for such Distribution Date;

(iv)

the aggregate Servicing Fee received by the Servicer during the related Due Period;

(v)

[Reserved];

(vi)

the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

(vii)

the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)

the number and aggregate unpaid principal balance of the Mortgage Loans (a) Delinquent 30-59 days, (b) Delinquent 60-89 days, (c) Delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) Mortgage Loans in foreclosure and (e) Mortgage Loans subject to filing under the Bankruptcy Code;

(ix)

with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(x)

the aggregate of the Stated Principal Balances of all REO Properties as of the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date;

(xi)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

the aggregate amount of Realized Losses incurred during the calendar month preceding the month of such Distribution Date and the aggregate amount of Realized Losses incurred since the Closing Date;

(xiii)

the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiv)

the Class Principal Amount of the Class A Certificates and the Mezzanine Certificates, after giving effect to the distributions made on such Distribution Date, after giving effect to the distributions made on such Distribution Date and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of such Realized Losses;

(xv)

the Certificate Factor for each such Class of LIBOR Certificates applicable to such Distribution Date;

(xvi)

the Monthly Interest Distributable Amount in respect of the Group 1 Certificates and the Group 2 Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each such Class of Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, as applicable;

(xvii)

the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

(xviii)

the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xix)

the Net WAC Rate Carryover Amount for the Group 1 Certificates and the Group 2 Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx)

the Available Funds;

(xxi)

[Reserved];

(xxii)

the respective Pass-Through Rates applicable to the LIBOR Certificates, for such Distribution Date and the Pass-Through Rate applicable to the LIBOR Certificates for the immediately succeeding Distribution Date;

(xxiii)

the amount of any payment made by the Swap Provider under the Swap Agreement;

(xxiv)

the amount of any Net Monthly Excess Cashflow and Group 2 Net Monthly Cashflow on such Distribution Date and the allocation thereof to the related Certificateholders with respect to the related Allocated Realized Loss Amounts;

(xxv)

amounts deposited into the Group 1 Net WAC Reserve Fund and Group 2 Net WAC Reserve Fund;

(xxvi)

the date when a Group 1 Stepdown Date and the Group 2 Stepdown Date has occurred;

(xxvii)

the related Net WAC Rate;

(xxviii)

 whether a Group 1 Trigger Event  or a Group 2 Trigger Event has occurred and is continuing;

(xxix)

amounts payable to the Holders of Residual Interests; and

(xxx)

the Net Swap Payment.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Rating Agencies, the Trustee, the Trust Oversight Manager and the Swap Provider via the Securities Administrator’s internet website.  All information from which the Securities Administrator makes such statement will be based solely on information provided by the Servicer pursuant to Section 4.03(a) hereof or by the Swap Provider pursuant to the Swap Agreement.  The Securities Administrator’s internet website shall initially be located at http://www.jpmorgan.com/sfr.  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-877-722-1095.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) through (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Interest a statement setting forth the amount, if any, actually distributed with respect to the Residual Interests, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Securities Administrator and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.  For purposes of this Section 4.02, the Securities Administrator’s duties are limited to the extent that the Securities Administrator receives timely reports as required from the Servicer pursuant to Section 4.03(a) hereof.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) loan level data with respect to all of the Mortgage Loans and CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.  In addition if so requested by the Originator, on each Distribution Date the Securities Administrator shall provide to the Originator and at the expense of the Originator, the loan level data with respect to the Mortgage Loans.

No later than five (5) Business Days prior to each Distribution Date for so long as the Swap Agreement is outstanding, the Depositor shall provide to the Securities Administrator the aggregate Class Principal Amount of the Group 2 Certificates not held by the Seller, the Depositor or any of their respective affiliates, provided, however, that the Depositor shall not be required to give such notice if the Seller, the Depositor or any of their respective affiliates do not own any such Certificates.  The Securities Administrator shall provide such aggregate principal amount to the Swap Provider on such fifth preceding Business Day upon receipt if it receives notice of such holdings from the Depositor.

SECTION 4.03.

Remittance Reports; P&I Advances.

(a)

On the 15th day of each calendar month (or, if such 15th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall furnish a monthly remittance advice to the Securities Administrator in a format as mutually agreed to between the Servicer and the Securities Administrator, containing such information regarding the Mortgage Loans as needed by the Securities Administrator to perform its duties as set forth in Section 4.01 hereof.  No later than three Business Days after the 15th day of each calendar month, the Servicer shall furnish to the Securities Administrator a monthly report containing such information regarding prepayments of Mortgage Loans during the applicable Prepayment Period in a format as mutually agreed to between the Servicer and the Securities Administrator.

(b)

The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were Delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the calendar month preceding the month of such Distribution Date and as to which such REO Property an REO Disposition did not occur during the calendar month preceding the month of such Distribution Date, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, a Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 4.03 with respect to such Balloon Loan in an amount equal to an assumed Monthly Payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate).

On or before 4:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Collection Account for inclusion in Available Funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before the next succeeding Servicer Remittance Date on which such funds would be due.  Nothing in this Section 4.03(b) shall be construed to prohibit the Servicer from reimbursing itself at any time from the Collection Account to the extent provided in Section 3.11 herein.

(c)

The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor, the Securities Administrator and the Trustee.  In addition, the Servicer shall not be required to advance Relief Act Interest Shortfalls.

SECTION 4.04.

Allocation of Realized Losses.

(a)

On the 15th day of each calendar month (or, if such 15th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall determine as to each Mortgage Loan and REO Property the information listed on Exhibit L hereto (or in such form and format that the Servicer and Securities Administrator mutually agree to).  The information described in the preceding sentence that is to be supplied by the Servicer shall be evidenced by a written report delivered to the Securities Administrator together with the remittance report described in Section 4.03(a) hereof.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Group 1 Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Group 1 Certificates on such Distribution Date, the aggregate Class Principal Amount of the Group 1 Certificates exceeds the Group 1 Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Securities Administrator on such Distribution Date as follows: first, to the Class MF-6 Certificates, until the Class Principal Amount thereof has been reduced to zero; second, to the Class MF-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; third, to the Class MF-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; fourth, to the Class MF-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; fifth, to the Class MF-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and sixth, to the Class MF-1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

(b)

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Group 2 Certificates on such Distribution Date, the aggregate Class Principal Amount of the Group 2 Certificates exceeds the Group 2 Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Securities Administrator on such Distribution Date as follows: first, to the Class MV-10 Certificates, until the Class Principal Amount thereof has been reduced to zero; second, to the Class MV-9 Certificates, until the Class Principal Amount thereof has been reduced to zero; third, to the Class MV-8 Certificates, until the Class Principal Amount thereof has been reduced to zero; fourth, to the Class MV-7 Certificates, until the Class Principal Amount thereof has been reduced to zero; fifth, to the Class MV-6 Certificates, until the Class Principal Amount thereof has been reduced to zero; sixth, to the Class MV-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; seventh, to the Class MV-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; eighth, to the Class MV-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; ninth, to the Class MV-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and tenth, to the Class MV-1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

(c)

Any allocation of Realized Losses to a Mezzanine Certificates on any Distribution Date shall be made by reducing the Class Principal Amount thereof by the amount so allocated.  All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)

With respect to any Class of Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Amount has been reduced to zero), the Class Principal Amount of such Class will be increased on each Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Mezzanine Certificates with the highest relative payment priority, up to the amount of the Allocated Realized Loss Amount for that Class.  Any increase in a Class Principal Amount on a Distribution Date pursuant to this Section 4.04(d) shall be made prior to giving effect to distributions on that Distribution Date.

SECTION 4.05.

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.

SECTION 4.06.

Tax Returns; Commission Reporting.

(a)

The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Depositor notifies the Securities Administrator in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and forward to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.  The Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by the Servicer.

(b)

The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS 4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Servicer and the Depositor shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such documents.

(c)

The Securities Administrator will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Servicer shall have timely notified the Securities Administrator of an item reportable on a Form 8-K (unless such item is specific to the Securities Administrator, in which case the Securities Administrator will be deemed to have notice) and shall have delivered to the Securities Administrator no later than three Business Days prior to the filing deadline for such Form 8-K, all information, signatures, data, and exhibits required to be provided or filed with such Form 8-K in the form necessary for filing.  The Securities Administrator shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for causing such Form 8-K to be filed) and shall not be liable  for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline.  Within 15 days after each Distribution Date, the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Securities and Exchange Commission (the “Commission”) via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D (or other comparable form containing the same or comparable information or other information mutually agreed upon) with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto and (2) such other information provided to the Securities Administrator by the Servicer and identified by the Servicer as information to be included in such Form 10-D, as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB and (3) such other information provided to the Securities Administrator by the Depositor as is required by Item 7 of Form 10-D and identified by the Servicer as information to be included in such Form 10-D; provided that such information is provided to the Securities Administrator no later than the first Business Day immediately following the related Determination Date.  Prior to March 30, 2007 (and, if applicable, prior to March 30 of each year), the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 10-K with respect to the Trust Fund.  Such Form 10-K shall include as exhibits, each annual statement of compliance required to be delivered pursuant to Section 3.20 and each Accountant’s Attestation and Assessment of Compliance required to be furnished pursuant to Section 3.21, and such other information as is required by Regulation AB in each case to the extent they have been timely delivered to the Securities Administrator (or the Depositor, in the case of the Securities Administrator’s Assessment of Compliance).  In addition, the Depositor will cause its senior officer in charge of securitization to execute the certification (the “Form 10-K Certification”) (the “Depositor Certification”, in the form attached hereto as Exhibit H) required pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended, and to file the same with the Commission prior to March 30, 2007 (and, if applicable, prior to March 30 of each year).  In connection therewith, each of the Securities Administrator and the Servicer shall, no later than March 15th of each year beginning in 2007, sign a certification (the “Securities Administrator Certification” and the “Servicer Certification”, in the form attached hereto as Exhibit I and Exhibit J, respectively) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of the Form 10-K Certification.  To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Securities Administrator prior to March 30, the Securities Administrator shall, on behalf of the Trust, file one or more amended Form 10-Ks to include such missing information or exhibits promptly after receipt thereof by the Securities Administrator.  The Securities Administrator shall file information provided to it pursuant to Sections 3.20 and 3.21 only for those parties specifically identified by the Depositor.  Promptly following the first date legally permissible under applicable regulations and interpretations of the Commission, the Securities Administrator  shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  The Servicer agrees to furnish to the Securities Administrator  promptly, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems necessary to prepare and file all reports required by law, rule, interpretive guidance or regulation to be filed with the Commission.  The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Depositor shall execute any and all form 8-Ks, 10-Ds  and 10-Ks required hereunder.

Upon completion of the preparation of each Form 10-D by the Securities Administrator, such Form 10-D shall be submitted to the Depositor for approval.  Upon receipt of written notice via electronic mail to absfs@jpmorgan.com from the Depositor that the Form 10-D has been approved, the Securities Administrator shall attach to such Form 10-D the signature page of the Depositor which has been previously delivered by the Depositor to the Securities Administrator on the Closing Date and submit such Form 10-D for filing with the Commission.

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 4.06, to be conducted differently than as described, the Depositor, the Servicer, the Securities Administrator and the Trustee will reasonably cooperate to amend the provisions of this Section 4.06 in order to comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with such amended reporting requirements and such amendment of this Section 4.06.  Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Servicer, the Securities Administrator and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 4.06 that adversely affects its obligations and immunities under this Agreement.

(d)

The Depositor, the Servicer and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 4.06.

(e)

The Securities Administrator covenants and agrees to indemnify the Depositor and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Section 4.06(c).  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Securities Administrator, in connection with or relating to the inaccuracy of the Securities Administrator Certification, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, liabilities, damages, claims or expenses of the Depositor in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Securities Administrator on the one hand and the Depositor on the other.

(f)

The Servicer covenants and agrees to indemnify the Depositor, the Trustee and their respective officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or based upon the inaccuracy of the Servicer Certification.  Notwithstanding the foregoing, in no event shall any Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 4.06(f).  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer, in connection with or relating to the inaccuracy of the Servicer Certification, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, liabilities, damages, claims or expenses of the Depositor in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Servicer on the one hand and the Depositor on the other.

SECTION 4.07.

Supplemental Interest Trust.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates.  The Trustee shall have no duty or responsibility with respect to the Supplemental Interest Trust and shall have no liability to the Certificateholders or Swap Counterparty with respect to the Supplemental Interest Trust or the funds held in or distributed from the Supplemental Interest Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Supplemental Interest Account”), into which the Depositor shall initially deposit $1,000.  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b)

On each Distribution Date, prior to any distribution to any Certificate, the Securities Administrator shall deposit into the Supplemental Interest Account the amount withdrawn from the Distribution Account pursuant to Section 3.11(b)(iii).   The Securities Administrator shall deposit into the Supplemental Interest Account any amounts required to be paid to the Swap Provider pursuant to the preceding sentence and shall distribute from the Supplemental Interest Account any such amounts to the Swap Provider as required by Section 4.10 on each Swap Payment Date.  The Securities Administrator shall deposit into the Supplemental Interest Account any Net Swap Payments received from the Swap Provider and shall distribute from the Supplemental Interest Account any such amounts to holders of the Group 2 Certificates on each Distribution Date pursuant to Section 4.10.

(c)

Funds in the Supplemental Interest Account shall remain uninvested.  The Class C Certificates shall evidence ownership of the Supplemental Interest Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Account after payment of amounts owing to the Swap Provider shall be distributed pursuant to the priorities set forth in Section 4.10.

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder for the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as representing ownership of an equity interest in the Supplemental Interest Trust for federal income tax purposes.

(f)

The Securities Administrator is hereby directed, on or prior to the Closing Date, on behalf of the Supplemental Interest Trust, to enter into and assume the obligations under the Swap Agreement with the Swap Provider for the benefit of the Holders of the Certificates, in the form presented to it by the Depositor.  The Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments, if any, owed to the Swap Provider as of the Closing Date under the Swap Agreement.  The Securities Administrator shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Securities Administrator be personally liable for the payment of any amounts payable by the Supplemental Interest Trust under the Swap Agreement or any expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under the Swap Agreement.

SECTION 4.08.

Rights of Swap Provider.

The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to, the obligation of the Securities Administrator (A) to deposit any Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Account and (B) to establish and maintain the Supplemental Interest Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 4.07.  For the protection and enforcement of the provisions of this Section, the Swap Provider shall be entitled to relief as can be given either at law or in equity.

SECTION 4.09.

Replacement of Swap Provider.

In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, and at the direction of the Depositor, enters into a replacement Swap Agreement with a replacement swap counterparty (the “Replacement Swap Counterparty”), then (a) to the extent that the Supplemental Interest Trust would be required to make a Swap Termination Payment to the Swap Provider and (b) to the extent the Replacement Swap Counterparty pays to assume the rights and obligations of the Swap Provider under the Swap Agreement (the “Replacement Payment”), the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Swap Provider agree that such Replacement Payment shall be paid to the Swap Provider and shall, only to the extent actually paid by the Replacement Swap Counterparty to the Swap Provider, constitute satisfaction in full of the obligations of the Supplemental Interest Trust to the Swap Provider in respect of the assignment of the outstanding transaction under the Swap Agreement to the Replacement Swap Counterparty or the replacement of such transaction with the Replacement Swap Counterparty.  In addition, upon termination of the Swap Provider and to the extent that the Swap Provider would be required to make a Swap Termination Payment to the Supplemental Interest Trust, such Swap Termination Payment shall be deposited into the Supplement Interest Account and shall be used to make any upfront payment required to be made to a Replacement Swap Counterparty.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Securities Administrator of the Swap Termination Payment paid by the terminated Swap Provider, the Securities Administrator shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Securities Administrator shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.10 of this Agreement.  The amount of all such payments due under the Swap Agreement shall be determined by the Swap Provider as set forth therein.

SECTION 4.10.

Distribution of Net Swap Payments.

On each Distribution Date, the Securities Administrator, based solely on the information provided by the Swap Provider, shall distribute any amounts on deposit in the Supplemental Interest Account in the following order of priority:

(i)

to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)

to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

to the Holders of the Group 2 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Group 2 Overcollateralization Increase Amount, payable to such Holders as part of the Group 2-A Principal Distribution Amount and the Group 2-B Principal Distribution Amount, as applicable, and allocated in accordance with and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero, to the extent such Group 2 Overcollateralization Increase Amount was not previously distributed as part of Group 2-A Principal Distribution Amount or Group 2-B Principal Distribution Amount;

(iv)

concurrently, to the Holders of the Class AV Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Group 2-A Interest Remittance Amount, Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow, pro rata based on such Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(v)

sequentially, to the to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(vi)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

(vii)

to the Group 2 Net WAC Reserve Fund (net of amounts on deposit in the Group 2 Net WAC Reserve Fund available to pay any Net WAC Rate Carryover Amounts  on such Distribution Date after payments of the Net Monthly Excess Cashflow Amount) for each Class of Group 2 Certificates, the amount of any Net WAC Rate Carryover Amount for the Group 2 Certificates, for immediate transfer pursuant to this clause to the related Group 2 Certificates for payment of any Net WAC Rate Carryover Amount for the Group 2 Certificates allocated in the manner specified in Section 3.26(a);

(viii)

concurrently, to the Holders of each Class of Class AV Certificates, in an amount equal to each such Class’s previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls, to the extent remaining unreimbursed after the distributions of the Group 2-A Interest Remittance Amount, Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow, pro rata based on such Net Prepayment Interest Shortfalls;

(ix)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, in an amount equal to each such Class’ previously allocated and unreimbursed share of any Net Prepayment Interest Shortfalls;

(x)

concurrently, to the Holders of each Class of Group 2 Certificates, in an amount equal to such Class’s previously allocated and unreimbursed share of any Relief Act Interest Shortfalls, to the extent remaining unreimbursed after the distributions of the Group 2-A Interest Remittance Amount, Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow, pro rata based on such Relief Act Interest Shortfalls;

(xi)

sequentially, to the Holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class MV-9 Certificates and Class MV-10 Certificates, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow; and

(xii)

 to the Holders of the Class C Certificates, any remaining amount.

SECTION 4.11.

The Class AF-1a Cap Agreement.

(a)

On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the Class AF-1a Certificates, the Class AF-1a Reserve Account.  The Class AF-1a Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Securities Administrator pursuant to this Agreement.

(b)

The Depositor hereby directs the Securities Administrator, on behalf of the Trust, to execute and deliver the Class AF-1a Cap Agreement for the benefit of the Holders of the Class AF-1a Certificates and authorizes the Securities Administrator to perform its obligations thereunder on the Closing Date and thereafter on behalf of the Supplemental Interest Trust and the Holders of the Class AF-1a Certificates in accordance with the terms of the Class AF-1a Cap Agreement.  The Seller, the Depositor, the Servicer, the Holders of the Class AF-1a Certificates by their acceptance of such Certificates agree that the Securities Administrator shall execute, deliver and perform its obligations under the Class AF-1a Cap Agreement and shall do so solely in its capacity as Securities Administrator of the Supplemental Interest Trust and not in its individual capacity.  The Class AF-1a Cap Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC.  The Securities Administrator shall deposit any amounts received with respect to the Class AF-1a Cap Agreement into the Class AF-1a Reserve Account.

(c)

The Securities Administrator will prepare and deliver any notices required to be delivered to the Cap Provider under the Class AF-1a Cap Agreement.

(d)

The Securities Administrator shall terminate the Cap Provider upon the occurrence of an event of default under the Class AF-1a Cap Agreement of which a Responsible Officer of the Securities Administrator has actual knowledge.  Upon such a termination, the Cap Provider may be required to pay an amount to the Securities Administrator in respect of market quotations for the replacement cost of the Class AF-1a Cap Agreement.

(e)

On each Distribution Date, the Securities Administrator shall distribute amounts on deposit in the Class AF-1a Reserve Account to pay any Net WAC Rate Carryover Amounts to the Class AF-1a Certificates, after giving effect to any withdrawals from the Group 1 Net WAC Reserve Fund.

(f)

Funds in the Class AF-1a Reserve Account may be invested in Eligible Investments by the Securities Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Securities Administrator shall account for the Class AF-1a Reserve Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Securities Administrator shall treat amounts paid by the Class AF-1a Reserve Account as payments made from outside the REMIC’s for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Class C Certificateholders.  The Class C Certificateholders will be the owner of the Class AF-1a Reserve Account for federal tax purposes and the Depositor shall direct the Securities Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Class AF-1a Reserve Account shall remain uninvested.  The Securities Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.11(f) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Class AF-1a Reserve Account shall be distributed to the Class C Certificateholders.

(g)

On the Distribution Date immediately after the Distribution Date on which the Class Principal Balance of the Class AF-1a Certificates equals zero, any amounts on deposit in the Class AF-1a Cap Agreement not payable on the Class AF-1a Certificates shall be distributed to the Class C Certificateholders.

On each Distribution Date, the Securities Administrator shall distribute amounts in the Class AF-1a Reserve Account not distributed pursuant to Section 4.11(e) on that Distribution Date to the Class C Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.

The Certificates.

(a)

The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.  The Certificates of each Class will be substantially in the forms annexed hereto as Exhibits A-1 through A-5 and will be issuable in registered form only.  Each Certificate will share ratably in all rights of the related Class.

The Senior and Offered Subordinate Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $100,000 and integral multiples of $1 in excess thereof.  The Class MV-10 Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $250,000 and integral multiples of $1 in excess thereof.  The Class P Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $20 and integral multiples of $20 thereof.  The Class C Certificates are issuable only in minimum denominations corresponding to a minimum initial Notional Amount of $100,000 and integral multiples of $1 in excess thereof.  The Class R Certificates are issuable in minimum denominations corresponding to minimum Percentage Interests of 20% and multiple thereof.

Upon original issue, the Certificates shall be executed and delivered by the Securities Administrator on behalf of the Trustee and the Securities Administrator shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Securities Administrator by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication. The Uncertificated Interests shall be issuable as uncertificated securities in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  Each Uncertificated Interest shall be issued and maintained in fully registered form.

(b)

The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee, the Securities Administrator (if the Securities Administrator is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Servicer, the Securities Administrator and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depository advises the Securities Administrator in writing that it is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (B) the Issuer is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, with the consent of the applicable Depository Participant, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates at their option advise the Trustee and DTC in writing that they elect to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $100,000 or $250,000, as applicable, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 or $250,000, as applicable, immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate.  None of the Depositor, the Seller, the Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates and the Uncertificated Interest in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and the Uncertificated Interest and of transfers and exchanges of Certificates and the Uncertificated Interest as herein provided.  The Securities Administrator will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Seller, the Servicer, the Securities Administrator and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Securities Administrator shall at any time not be the Certificate Registrar, the Securities Administrator shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  The Certificate Register in respect of the Uncertificated Interest shall contain a statement that transfers of the Uncertificated Interest to a Disqualified Organization are prohibited as provided in this Agreement.

(b)

No transfer of any Non-Offered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  In the event that such a transfer of a Non-Offered Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller), the Trustee, the Securities Administrator and the Certificate Registrar shall each require receipt of: either (i) written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1 or (ii) an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar, the Securities Administrator or the Trust Fund).  None of the Depositor, the Seller, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Non-Offered Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Non-Offered Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

(i)  No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator and the Trustee shall have received in the form attached hereto as Exhibit F-2 or Exhibit G, as applicable, either (x) a certification letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator and the Trustee, to the effect that such transferee is not a Plan or a person using the assets of any such Plan, which representation letter shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund, (y) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (z) in the case of any such Certificate presented for registration in the name of a Plan or a person acting on behalf of any such Plan, or using such Plan’s assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Securities Administrator and the Trustee by the transferee’s acceptance of an ERISA-Restricted Certificate, or by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan, or a person using a Plan’s assets is attempted without the delivery to the Trustee and the Securities Administrator of the opinion of counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.  Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

If any Certificate or any interest therein is acquired or held in violation of the provisions of this Section 5.02(c)(i), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Seller, the Trustee, the Certificate Registrar, the Underwriter, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(ii)

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Swap Agreement (or in the case of the Class AF-1a Certificates, the Swap Agreement and the Class AF-1a Cap Agreement) shall be made unless the Securities  Administrator and the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit G, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Securities Administrator and Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Securities Administrator, the Depositor, the Seller or the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 5.02(c)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(d)

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Interest are expressly subject to the following provisions:

(A)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)

In connection with any proposed Transfer, other than the initial Transfer, of any Ownership Interest in a Residual Interest, the Securities Administrator shall require delivery to it and the Trustee and shall not register the Transfer of any Residual Interest until its receipt of an affidavit and agreement (a “Transfer Affidavit and Agreement”), in the form attached hereto as Exhibit F-2 from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)

Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest to such proposed Transferee shall be effected.

(D)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Interest and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Securities Administrator and the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)

Each Person holding or acquiring an Ownership Interest in a Residual Interest, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest, if it is, or is holding an Ownership Interest in a Residual Interest on behalf of, a “pass-through interest holder.”

(ii)

The Securities Administrator will register the Transfer of any Residual Interest only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration.  In addition, no Transfer of a Residual Interest shall be made unless the Securities Administrator and the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)

(A)  If any purported Transferee shall become a Holder of a Residual Interest in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Interest.  The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Interest that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)

If any purported Transferee shall become a holder of a Residual Interest in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Interest as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Interest, to sell such Residual Interest to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose.  Such purported Transferee shall promptly endorse and deliver each Residual Interest in accordance with the instructions of the Securities Administrator.  Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Interest as a result of its exercise of such discretion.

(iv)

The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest having as among its record holders at any time any Person which is a Disqualified Organization.  Such information shall be provided by the Securities Administrator upon receipt of written request and reasonable compensation.

(v)

The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator, the Trustee and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)

an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, the Trustee and the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC created hereunder to cease to qualify as a REMIC and will not cause any REMIC created hereunder, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Interest to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Interest to a Person that is not a Permitted Transferee.

(e)

Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12, the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)

At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)

No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)

All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

(i)

The Securities Administrator will cause the Certificate Registrar (unless the Securities Administrator is acting as Certificate Registrar) to provide notice to the Securities Administrator of each transfer of a Certificate and to provide the Securities Administrator with an updated copy of the Certificate Register on the first Business Day in November of each year, commencing in November 2007.

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.

Persons Deemed Owners.

The Depositor, the Seller, the Servicer, the Trustee, the Certificate Registrar, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Seller, the Servicer, the Trustee, the Certificate Registrar, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.

Certain Available Information.

The Securities Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class C Certificate, a Class P Certificate or a Residual Interest, any related private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Securities Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers’ Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer’s determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers’ Certificates delivered to the Securities Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a).  Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR, THE SELLER AND THE SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller and the Servicer.

The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor, the Seller and the Servicer herein.

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller or the Servicer.

Subject to the following paragraph, the Depositor and the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States of America and its qualification as an approved conventional seller/servicer for Fannie Mae or servicer for Freddie Mac in good standing.  The Depositor, the Seller and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Seller or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be a servicer of Mortgage Loans on behalf of Fannie Mae or Freddie Mac and shall otherwise meet the requirements of a successor servicer set forth in Section 7.02.

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Servicer and Others.

None of the Depositor, the Seller, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer, the Seller or Depositor pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified and held harmless by the Trust Fund against any Claim, loss, liability or expense (including attorney’s fees) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense.

(i) in the case of the Servicer, relating to the Servicer’s failure to service any Mortgage Loan in accordance with this Agreement, unless such loss, liability or expense is otherwise reimburseable pursuant to this Agreement, or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller and the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Seller and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor, the Seller or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce or perform their respective rights or obligations under this Agreement or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

The Servicer indemnifies and holds the Trustee, the Depositor, the NIMS Insurer, the Securities Administrator, the Trust Oversight Manager, their respective officers, directors, employees and agents and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Securities Administrator, the Trust Oversight Manager or the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Servicer shall immediately notify the Trustee, the NIMS Insurer, the Securities Administrator, the Trust Oversight Manager and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Securities Administrator, the NIMS Insurer, the Trust Oversight Manager, their respective officers, directors, employees and agents and/or the Trust Fund in respect of such claim.  The provisions of this paragraph shall survive the termination of this Agreement, the resignation or removal of the Trustee or the Securities Administrator and the payment of the outstanding Certificates.  Any payment hereunder made by the Servicer to the Trustee or the Securities Administrator shall be from the Servicer’s own funds, without reimbursement from the Trust Fund.

SECTION 6.04.

Limitation on Resignation of the Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon (i) determination that its duties hereunder are no longer permissible under applicable law or (ii) by mutual consent of the Servicer, the Depositor and the Trustee.  Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Securities Administrator.  No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein and in Sections 3.18, 3.28, 7.01 and 7.02 hereof, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder.  The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.  If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

SECTION 6.05.

Rights of the Depositor, the Seller, the Securities Administrator and the Trustee in Respect of the Servicer.

The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Seller, the Securities Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations.  Upon request, the Servicer shall furnish to the Depositor, the Seller, the Securities Administrator and the Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement that it possesses.  To the extent such information is not otherwise available to the public or is deemed confidential by the Servicer, the Depositor, the Seller, the Securities Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s (or any such Sub-Servicer’s) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Seller, the Securities Administrator or the Trust Fund, and in either case, the Depositor, the Seller, the Securities Administrator or the Trustee, as the case may be, shall each use its reasonable efforts to assure the confidentiality of any such disseminated non-public information.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 6.05 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

ARTICLE VII

DEFAULT

SECTION 7.01.

Servicer Events of Default.

(a)

“Servicer Event of Default,” means any one of the following events:

(i)

any failure by the Servicer to remit to the Securities Administrator any payment or deposit required pursuant to this Agreement (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) that continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)

any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (y) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

any failure of the Servicer to make or cause an Advancing Person to make any P&I Advance on the Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the date upon which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Depositor, the Securities Administrator or the Trustee (in which case notice shall be provided by telecopy); or

(vii)

any failure by the Servicer to comply with Section 3.20 or Section 3.21.

If a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may upon notice or actual knowledge and, at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof.  If a Servicer Event of Default described in clause (vi) or clause (vii) hereof shall occur and notice thereof has been delivered to the Trustee, the Trustee shall, by notice in writing to the Servicer, the Seller, the Securities Administrator and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, with respect to an Event of Default set forth in clause (vii) above, (1) if JPMorgan Chase Bank, National Association is such defaulting Servicer, (a) if the Servicer has actual knowledge that it will be unable to fulfill its obligations under Sections 3.20 or 3.21, the Servicer shall provide prior written notice to the Depositor, the Securities Administrator and the Trustee of such failure, and the Servicer shall have ten calendar days to cure such failure and (b) if the Servicer has not fulfilled its obligations under Sections 3.20 or 3.21 and has not given prior notice contemplated in (a) above, the Depositor shall notify the Servicer of such failure and permit a cure period of ten calendar days, notwithstanding the foregoing, any failure on the part of the Depositor to provide such notice to the Servicer shall not relieve the Servicer of any of its obligations under this Agreement and (2) if JPMorgan Chase Bank, National Association is not such defaulting Servicer, the Depositor, at its sole option, may permit a cure period for the applicable Servicer to fulfill its obligation under Sections 3.20 and 3.21, but in no event shall such cure period end later than March 25th of such year.

(b)

[Reserved].

(c)

On or after the receipt by the Servicer of such written notice, and subject to Section 7.02, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property.  For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof.

The Trustee shall be entitled to be reimbursed by the defaulting servicer (or by the Trust Fund if such servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor servicer (or if the predecessor servicer is the Trustee, from the Servicer immediately preceding the Trustee), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating such servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.11 and in the time period specified in Section 3.11.  The Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder with respect to events occurring prior to such termination.

SECTION 7.02.

Trustee to Act; Appointment of Successor.

On and after the date on which the Servicer receives a notice of termination pursuant to Section 7.01, subject to the terms of this Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as the servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer  (except for any representations or warranties of the Servicer under this Agreement, including but not limited to the representations and warranties in Section 2.05 hereof, the responsibilities, duties and liabilities contained in Section 2.03(b) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make P&I Advances pursuant to Section 4.03, which the Trustee shall make beginning with the Distribution Date for which the Servicer has failed to make such P&I Advance; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding Delinquent Mortgage Loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days from the date on which the Servicer receives such notice of termination) before the servicing transfer is fully effected, during which time the terminated Servicer shall continue all servicing (other than making any required P&I Advance, which the Trustee shall be required to do, subject to the limitations of this sentence) of the Mortgage Loans.  Notwithstanding the above, subject to the other provisions of this Section 7.02, the Trustee shall, if it is unable to so act or if it is prohibited by law from making advances regarding Delinquent Mortgage Loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint a successor servicer meeting the requirements described below.

As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation).  All compensation due to the Trustee for acting as Servicer shall be in addition to all other compensation it is entitled to as Trustee under this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for herein.

Any successor servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) under this Agreement as if originally named as a party to this Agreement.  No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) hereunder.

In connection with such appointment and assumption of a successor servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder.  The Depositor, the Trustee, the Securities Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the defaulting Servicer under this Agreement and after the transition period, the Trustee shall act in such capacity as hereinabove provided.

Upon removal or resignation of the Servicer, the Trustee, with the cooperation of the Depositor, (x) shall use commercially reasonable efforts to solicit bids for a successor servicer as described below and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer after the expiration of the transition period.  The Trustee may solicit bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any Affiliate thereof).  Such successor servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee.  The Trustee upon receipt of any purchase price from the successor servicer in connection with the transfer of the servicing rights shall pay such purchase price to the Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder.  After such deductions, the remainder of such sum shall be paid by the Trustee to the defaulting Servicer at the time of such sale.

SECTION 7.03.

Notification to Certificateholders.

(a)

Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Securities Administrator becomes aware of the occurrence of such an event, the Securities Administrator shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

SECTION 7.04.

Waiver of Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates.  Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE TRUST OVERSIGHT MANAGER

SECTION 8.01.

Duties of Trustee.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee.  During the continuance of a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Trustee shall provide notice to the Certificateholders.  Notwithstanding the foregoing, the Trustee shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to information provided to it by the Servicer or the Securities Administrator.

The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to a Responsible Officer of the Trustee at its Corporate Trust Office, and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to a Responsible Officer of or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii)

The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Custodian or the Securities Administrator under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Agreement.

SECTION 8.02.

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 8.01:

(i)

The Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

The Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(vii)

The Trustee shall not be liable for any loss on any investment of (or failure of investment of) funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

The Trustee shall not be deemed to have notice of any default or Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement.  The Trustee shall not have any responsibility or liability for any action or failure to act by the Custodian, Securities Administrator, the Trust Oversight Manager or Servicer nor shall the Trustee be obligated to supervise or monitor the performance of the Servicer, the Securities Administrator, the Trust Oversight Manager or the Custodian hereunder or otherwise;

(ix)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x)

The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

The Depositor and the Seller hereby approve of the appointment of JPMorgan Chase Bank, National Association to act as initial custodian pursuant to the Custodial Agreement and each further agree that the Trustee appoint JPMorgan Chase Bank, National Association to act as custodian with due care.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable to any Person for any act or omission of the Servicer, the Securities Administrator, the Trust Oversight Manager or the Custodian.

SECTION 8.03.

Trustee not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Seller, and neither the Trustee nor the Certificate Registrar assumes any responsibility for the correctness of the same.  The Trustee does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Custodial Agreement or of the Certificates (other than the Trustee’s signature on behalf of the Trust on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System or the Trust Estate.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.  The Trustee shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

SECTION 8.04.

Trustee May Own Certificates.

The Trustee and the Custodian, in their respective individual capacities, or in any capacity other than as Trustee or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.

Fees and Expenses of Trustee.

The Trustee shall be paid its fees by the Securities Administrator from the Securities Administrator Fee pursuant to an agreement between the Trustee and the Securities Administrator.  In addition, the Trustee and its officers, directors, employees and agents will be entitled to recover from the Distribution Account, and shall be indemnified from the Trust Fund and shall be entitled to withdraw from the Distribution Account pursuant to Section 3.11(b) prior to any distributions to the Certificateholders, for, Extraordinary Trust Fund Expenses, all reasonable out-of-pocket expenses, disbursements and advances upon any Servicer Event of Default, any breach of this Agreement, the Custodial Agreement or any provision of the related Mortgage Loan Purchase Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) in an amount not to exceed $500,000 per year, except (x) any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or (y) any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans in accordance with Section 4.01(a)(3)(x) or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Trustee.

SECTION 8.06.

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.  If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Trustee and one copy to the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 8.08 hereof.

SECTION 8.08.

Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.09.

Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney in fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.

Duties of Securities Administrator.

The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Securities Administrator.  Any permissive right of the Securities Administrator enumerated in this Agreement shall not be construed as a duty.  The Securities Administrator agrees to perform its obligations on behalf of the Trustee under the Swap Agreement.

The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Certificateholders.  Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer.

On each Distribution Date, the Securities Administrator, as Paying Agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 4.01 herein.

No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement;

(ii)

The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

(iii)

The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv)

The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.12.

Certain Matters Affecting the Securities Administrator.

(a)

Except as otherwise provided in Section 8.11:

(i)

The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe;

(ii)

The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Certificateholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Securities Administrator in good faith; and

(vii)

The Securities Administrator shall not be liable for any loss on any investment of (or failure of investment of) funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

The Securities Administrator shall not be deemed to have notice of any default or Servicer Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Certificates and this Agreement.  The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Servicer nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Servicer hereunder or otherwise;

(ix)

The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x)

The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

The Depositor and the Seller hereby approve of the appointment of JPMorgan Chase Bank, National Association to act as custodian pursuant to the Custodial Agreement and each further agree that the Securities Administrator appointed JPMorgan Chase Bank, National Association to act as custodian with due care.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Securities Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Servicer or the Custodian.

SECTION 8.13.

Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Securities Administrator nor the Certificate Registrar assumes any responsibility for the correctness of the same.  The Securities Administrator does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Custodial Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.  The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

SECTION 8.14.

Securities Administrator May Own Certificates.

The Securities Administrator and the Custodian, in their respective individual capacities, or in any capacity other than as Securities Administrator or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Securities Administrator or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.15.

Fees and Expenses of Securities Administrator.

The Securities Administrator shall be entitled to the Securities Administrator Fee.  In addition, the Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Distribution Account, and shall be indemnified from the Trust Fund for, Extraordinary Trust Fund Expenses, all reasonable out-of-pocket expenses, disbursements and advances discussed in this Section 8.15, in an amount not to exceed $500,000 per year for each of the Trustee and the Securities Administrator prior to payments to Certificateholders (any such amounts to be withdrawn from the Distribution Account pursuant to Section 3.11(b) prior to distributions on the Certificates) and any amounts in excess of such $500,000, pursuant to Section 4.01(a)(3)(x), upon any Servicer Event of Default, any breach of this Agreement or the Custodial Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except (x) any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or (y) any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  If funds in the Distribution Account are insufficient therefor, the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Securities Administrator.

SECTION 8.16.

Eligibility Requirements for Securities Administrator.

The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.16, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Securities Administrator (other than the initial Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Securities Administrator at the time such Securities Administrator is appointed Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.16, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.17 hereof.

SECTION 8.17.

Resignation and Removal of Securities Administrator.

The Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.16, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator.  If no successor Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.16 hereof or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator.  If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.16, by written instrument, which shall be delivered to the successor Securities Administrator, the Trustee and the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed, one complete set to the Trustee and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Securities Administrator, the Trustee and the Servicer, by the Depositor.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 8.17 shall not become effective until acceptance of appointment by the successor Securities Administrator, as provided in Section 8.18 hereof.

SECTION 8.18.

Successor Securities Administrator.

Any successor Securities Administrator appointed as provided in Section 8.17 hereof shall execute, acknowledge and deliver to the Trustee, the Depositor, the Seller, the Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator.  The Depositor, the Seller, the Servicer, the Trustee and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 8.18 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.16 hereof and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.18, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.19.

Merger or Consolidation of Securities Administrator.

Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.16, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.20.

Duties of the Trust Oversight Manager.

For and on behalf of the Depositor, the Trust Oversight Manager will provide reports or recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports or recommendations will be based upon information provided to the Trust Oversight Manager pursuant to the Trust Oversight Management Agreement, and the Trust Oversight Manager shall look solely to the Servicer and/or the Securities Administrator for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. The obligations of the parties under the Trust Oversight Management Agreement will terminate upon the earlier of (i) the termination of the Trust, (ii) the occurrence of an early termination trigger (as that term is defined in the Trust Oversight Management Agreement), or (iii) as provided in Section 8.22 of this Agreement. Upon any termination of the Trust Oversight Manager or the appointment of a successor Trust Oversight Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, and each Rating Agency.

SECTION 8.21.

Limitation Upon Liability of the Trust Oversight Manager.

Neither the Trust Oversight Manager, nor any of the directors, officers, employees or agents of the Trust Oversight Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Trust Oversight Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Trust Oversight Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Trust Oversight Management Agreement.  The Trust Oversight Manager and any director, officer, employee or agent of the Trust Oversight Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Trust Oversight Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 8.22.

Removal of Trust Oversight Manager.

The Trust Oversight Manager may be removed as Trust Oversight Manager by Certificateholders holding not less than a 66-2/3% Voting Rights of Certificates, in the exercise of its or their sole discretion, at any time, without cause, upon ten (10) days prior written notice.  The Certificateholders shall provide such written notice to the Trustee and upon receipt of such notice, the Trustee shall provide written notice to the Trust Oversight Manager of its removal, effective upon receipt of such notice.

ARTICLE IX

TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a)

Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer; the Securities Administrator and the Trustee (other than the obligations of the Servicer to the Trustee or the Securities Administrator pursuant to Section 6.03 and of the Servicer to provide for and the Securities Administrator to make payments in respect of the Regular Interests issued hereby or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Securities Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer (at its option or, if the Servicer does not exercise the option, at the direction and on behalf of either, first, the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller and, second, the NIMS Insurer, if any) of all Mortgage Loans and each REO Property remaining in the Trust Fund, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the Distribution Date in July 2039.  The purchase by the Servicer of all of the Mortgage Loans and each REO Property remaining in the Trust Fund shall be at a price (the “Termination Price”) equal to the greater of (A) the sum of (1) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (2) with respect to any REO Property, the Fair Market Value of any REO Property in the Trust Fund, plus one month’s accrued and unpaid interest thereon at the applicable Mortgage Rate, (3) any unreimbursed P&I Advances, Servicing Advances, Servicing Fees and other amounts payable to the Servicer, the Securities Administrator, the Custodian and the Trustee and (4) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (B) the Fair Market value of all of the property of the Trust Fund.

(b)

The Servicer shall have the right, but not the obligation, to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate of the Group 1 Aggregate Collateral Balance and Group 2 Aggregate Collateral Balance remaining in the Trust Fund at the time of such election is 10% or less of the aggregate of the Group 1 Aggregate Collateral Balance and Group 2 Aggregate Collateral Balance as of the Cut-off Date. If the Servicer fails to exercise such option on the first Distribution Date on which it is entitled to do so the Servicer may be directed to exercise the option, first, by the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller, or second, the NIMS Insurer, if any.  In such event, the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable, shall remit the Termination Price to the Servicer, who shall remit such amount to the Securities Administrator, on the Business Day prior to the Distribution Date for such optional termination by the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable.

(c)

Notice of the liquidation of the Trust Fund shall be given promptly by the Securities Administrator by letter to Certificateholders and the Swap Provider mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the Regular Interests issued hereby and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of any Regular Interests issued hereby or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.  The Securities Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders.  In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Servicer for its own account or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day preceding the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price for the Mortgage Loans purchased by the Servicer.  The Securities Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Securities Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below.  Upon delivery of the Termination Price, the Securities Administrator shall promptly release or cause to be released to the Servicer, the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable, the related Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor (upon receipt of written request from the Depositor) all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.

Additional Termination Requirements.

(a)

In the event that the Servicer on its own behalf or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)

The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of each REMIC formed hereby pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor and obtained at the expense of the Servicer;

(ii)

During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Interests all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

The Servicer, the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable, (if the Trust Fund is terminated pursuant to Section 9.01(a)(i)) or the Securities Administrator, as applicable, at the applicable party’s expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC executed hereunder pursuant to this Section 9.02.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC executed hereunder, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

(a)

The Securities Administrator shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interests in each REMIC shall be as designated in Section 1.03 of this Agreement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation Section 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Securities Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The Securities Administrator, as agent for the tax matters person for each REMIC formed hereby, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Securities Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of each Class of Residual Interests shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder.  By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Interests hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)

The Trustee, upon the written direction of the Securities Administrator, shall sign and the Securities Administrator shall prepare and file in a timely manner all of the Tax Returns in respect of each REMIC created hereunder.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement for such expenses.  The Servicer and the Depositor shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Interest such information as is necessary for the application of any tax relating to the transfer of a Residual Interest to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.  The Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)

The Securities Administrator shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist the Securities Administrator, to the extent reasonably requested by the Securities Administrator to do specific actions in order to assist in the maintenance of such status).  Neither the Trustee nor the Securities Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless either the Trustee or the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator and the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and the Servicer shall not take any such action or cause any REMIC created hereunder to take such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.  At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of the Trustee, the Securities Administrator nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

The Securities Administrator shall treat each of the Group 1 Net WAC Reserve Fund, Group 2 Net WAC Reserve Fund and the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class C Certificateholders and that is not an asset of any REMIC. The Securities Administrator shall treat the beneficial owners of the Group 1 and Group 2 Certificates as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates.  Pursuant to each such interest rate cap contract, all beneficial owners of Group 2 Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in Master REMIC corresponding to such Class of Group 2 Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Interest Accrual Period at the Pass-Through Rate for a Class, computed by substituting “Group 2 REMIC II Net WAC Rate” for “Group 2 Net WAC Rate” in the definition thereof, exceeds the amount of interest accrued for the related Interest Accrual Period based on the Group 2 Net WAC Rate, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Group 2 Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such interest rate cap contract, the beneficial owner of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the owners of the Group 1 and Group 2 Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Master REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P-1, Class P-2 or Class R Certificates and the Residual Interest) shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and obligations with respect to) an interest rate cap contract.  For tax purposes, the interest rate cap contract shall be deemed to have a value in favor of the Certificates entitled to receive Net WAC Rate Carryover Amounts of $10,000 as of the Closing Date.

(l)

 The Securities Administrator shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities and will also file a Form 8811.

SECTION 10.02.

Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Securities Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Securities Administrator upon which each such party may rely (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of any REMIC Regular Interest created hereunder as a REMIC or (b) cause any REMIC Regular Interest created hereunder to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03.

Servicer and Securities Administrator Indemnification.

(a)

The Securities Administrator agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of its respective covenants set forth in this Article X.

(b)

The Servicer agrees to indemnify the Trust Fund, the Depositor, the Securities Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Trustee, as a result of a breach of the Servicer’s covenants set forth in Article III or this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent the NIMS Insurer, if any, and if necessary, without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Depositor, the Seller, the Securities Administrator and the Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that (i) such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee or (ii) the Securities Administrator shall receive a letter from each Rating Agency confirming the then-current ratings of the Offered Certificates.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.  In addition, this Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer, the Trustee, the Securities Administrator and the Holders of Certificates entitled to at least 66% of the Voting Rights, with the consent of the NIMS Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 4.01(a)(1)(i) hereof, to the consent of JPMorgan Chase Bank, National Association, as Custodian; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) modify the consents required by the immediately preceding clause (i) without the consent of the Holders of all affected Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

In addition to the provisions of this Section 11.01 and as long as the Swap Provider remains the Swap Provider under the Swap Agreement or is owed any amounts under this Agreement, the consent of the Swap Provider shall be necessary for the adoption of any proposed amendment of this Agreement or for any proposed supplemental trust instrument to be given effect.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any federal income tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

In executing or accepting the additional trusts created by any amendment to this Agreement permitted by this section or the modifications thereby of the trusts created by this Agreement, the Trustee shall receive, and shall be fully protected in relying in good faith upon an Opinion of Counsel, provided by and at the expense of the party requesting such amendment, stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been complied with.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

Each of the Trustee and the Securities Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Custodian, the Trust Oversight Manager, the Securities Administrator and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with Regulation AB and any interpretation thereof by the Commission.

SECTION 11.02.

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03.

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05.

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or facsimile transmission or delivered in any other manner specified herein, to (i) in the case of the Depositor, J.P. Morgan Acceptance Corporation I, 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (ii) in the case of the Seller, J.P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of the Servicer, JPMorgan Chase Bank, National Association, 194 Wood Avenue South, Iselin, New Jersey 08830, or such other address as may be hereafter furnished to the other parties hereto by the Servicer in writing; (iv) in the case of the Trustee or the Securities Administrator, at its respective Corporate Trust Office or such other address as the Trustee or the Securities Administrator may hereafter furnish to the other parties hereto; and (v) in the case of the Custodian, JPMorgan Chase Bank, National Association, 1040 Oliver Road, Monroe, Louisiana 71201-5738, or such other address as may be hereafter furnished to the other parties hereto by the Custodian in writing.  Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.

Notice to Rating Agencies and the Swap Provider.

The Securities Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the Swap Provider with respect to each of the following of which it has actual knowledge:

(1)

With respect to the Rating Agencies, any amendment to this Agreement;

(2)

The occurrence of a Servicer Event of Default that has not been cured or waived;

(3)

The resignation or termination of the Servicer, the Custodian, the Securities Administrator or the Trustee;

(4)

The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(5)

The final payment to the Holders of any Class of Certificates;

(6)

Any change in the location of the Collection Account or the Distribution Account;

(7)

The Securities Administrator, were it to succeed as the Servicer, is unable to make advances regarding Delinquent Mortgage Loans; and

(8)

The filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Securities Administrator shall make available to each Rating Agency and the Swap Provider copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to Section 3.20 and Section 3.21, shall make available to each Rating Agency copies of the following:

(1)

Each annual statement as to compliance described in Section 3.20; and

(2)

Each annual independent public accountants’ servicing report described in Section 3.21.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by facsimile transmission or express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: JPMAC – 2006-CH2, and to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. at 55 Water Street, 41st Floor, New York, NY 10041, Attention: Structured Finance Surveillance Group, or such other addresses as the Rating Agencies or the Swap Provider may designate in writing to the parties hereto.

SECTION 11.08.

Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.

Third Party Rights.

The Swap Provider shall be a third-party beneficiary of this Agreement.

SECTION 11.10.

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee and to the Swap Provider, to the extent of its right to payment under the Swap Agreement from the assets of the Supplemental Interest Trust, of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.11.

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)

borrow money or issue debt;

(2)

merge with another entity, reorganize, liquidate or sell assets; or

(3)

engage in any business or activities.

Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until one year and one day after the Certificates have been paid in full.

SECTION 11.12.

Non-Solicitation

From and after the date of this Agreement, each of the Depositor, the Seller, the Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part; provided however, that the Trustee shall not be held responsible for actions of the Custodian in violation of the foregoing.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, the Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.12, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

SECTION 11.13.

Compliance With Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 4.06 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with requests made by the Seller, the Depositor or the Servicer for delivery of additional or different information as the Seller, the Depositor or the Servicer may determine in good faith is necessary to comply with the provisions of Regulation AB.

SECTION 11.14.

Accounting Treatment.

The Depositor hereby authorizes and directs the Securities Administrator to adopt, on behalf of the Trust, Statement of Financial Accounting Standard No. 155, Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140 and to reflect those assets meeting the requirements of this standard at fair value for purposes of reporting financial information in accordance with U.S. Generally Accepted Accounting Principles and the Securities Administrator hereby so agrees to take the above actions; provided, however, that such actions shall not increase the obligations of the Securities Administrator under this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,

as Depositor

By:  _/s/ Paul H. White_________________

Name: Paul H. White

Title: Vice President

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

as Seller

By:  _/s/ Paul H. White_________________

Name: Paul H. White

Title: Vice President

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Servicer

By:  _/s Barbara Tenorio_________________

Name: Barbara Tenorio

Title: Assistant Vice President

THE BANK OF NEW YORK,

as Securities Administrator

By:  _/s/ Pei Huang_________________

Name: Pei Huang

Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  _/s/ Melissa A. Rosal_________________

Name: Melissa A. Rosal

Title: Vice President

PENTALPHA SURVEILLANCE LLC,

as Trust Oversight Manager

By:  _/s/ Jill Gilbert Callahan_________________

Name: Jill Gilbert Callahan

Title: President

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 12 day of December 2006, before me, a notary public in and for said State, personally appeared Paul H. White, known to me to be a Vice President of J.P. Morgan Acceptance Corporation I, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 __/s/ Sherry Ann Ferary________

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 12 day of December 2006, before me, a notary public in and for said State, personally appeared Paul H. White, known to me to be a Vice President of J.P. Morgan Mortgage Acquisition Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   __/s/ Sherry Ann Ferary________
Notary Public

[Notarial Seal]

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF SAN DIEGO

)

On the 12th day of December 2006, before me, a notary public in and for said State, personally appeared Barbara Tenorio, known to me to be a Assistant Vice President of JPMorgan Chase Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   __/s/ Renata Byra____________

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF KINGS

)

On the 14th day of December 2006, before me, a notary public in and for said State, personally appeared Pei Huang, known to me to be an Assistant Vice President of The Bank of New York, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking corporation, and acknowledged to me that such national banking corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Rosita Walters___________

Notary Public

[Notarial Seal]

STATE OF ILLINOIS

)

) ss.:

COUNTY OF COOK

)

On the 14 day of December 2006, before me, a notary public in and for said State, personally appeared Melissa A. Rosal, known to me to be a Vice President of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Patricia M. Child_________

Notary Public

[Notarial Seal]

STATE OF CONNECTICUT)

) ss.:

COUNTY OF FAIRFIELD

)

On the 14th day of December 2006, before me, a notary public in and for said State, personally appeared Jill Callahan, known to me to be President of Pentalpha Surveillance LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Jamesha S. Andrews_________

Notary Public

[Notarial Seal]